Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

THE UNDERSIGNED SELLERS

AS SELLER

AND

MCR DEVELOPMENT LLC,
a Delaware limited liability company

AS PURCHASER

DATED AS OF DECEMBER 15, 2014

TABLE OF CONTENTS

Article 1. DEFINITIONS		1

1.1	Definitions	1

Article 2. THE PROPERTY		10

2.1	Description of the Property	10
2.2	Excluded Property	12
2.3	Assumed Liabilities	12
2.4	Retained Liabilities	13

Article 3. PURCHASE PRICE AND EARNEST MONEY		13

3.1	Purchase Price	13
3.2	Independent Consideration	13
3.3	Earnest Money	13
3.4	Payment of Purchase Price	13
3.5	Allocation of Purchase Price	14
3.6	Exclusion of Affected Hotels	14

Article 4. CONTINGENCIES		14

4.1	Due Diligence	14

Article 5. TITLE TO THE PROPERTY		15

5.1	Title Commitments	15
5.2	Surveys	15
5.3	Exceptions to Title	15
5.4	Title Policies	17
5.5	Conveyance of the Property	18

Article 6. CONDITION OF THE PROPERTY		18

6.1	AS-IS TRANSACTION	18
6.2	LIMITED REPRESENTATIONS AND WARRANTIES	18

Article 7. REPRESENTATIONS AND WARRANTIES		19

7.1	Sellers’ Representations and Warranties	19
7.2	Seller’s Representations and Warranties Regarding the Property and the Business	20
7.3	Purchaser’s Representations and Warranties	23

Article 8. COVENANTS		24

8.1	Confidentiality	24

i

8.2	Exclusivity	24
8.3	Operation of the Hotels	24
8.4	Licenses and Permits	25
8.5	Employees	26
8.6	Tax Contests	26
8.7	Management Agreements	27
8.8	Further Assurances	27
8.9	Tax Certificates	27

Article 9. CLOSING CONDITIONS		27

9.1	Mutual Closing Conditions	27
9.2	Purchaser’s Closing Conditions	28
9.3	Seller Closing Conditions	29
9.4	Frustration of Closing Conditions	30

Article 10. CLOSING		30

10.1	Closing Date	30
10.2	Closing Escrow	30
10.3	Closing Deliveries	30
10.4	Possession.	32

Article 11. PRORATIONS AND EXPENSES		32

11.1	Closing Statement	32
11.2	Prorations	33
11.3	Accounts Receivable	35
11.4	Transaction Costs	36

Article 12. TRANSITION OF HOTEL OPERATIONS		36

12.1	Safe Deposit Boxes	36
12.2	Baggage	37
12.3	Notice to Employees	37

Article 13. DEFAULT		37

13.1	Seller’s Default	37
13.2	Purchaser’s Default	38
13.3	LIQUIDATED DAMAGES	38

Article 14. RISK OF LOSS		38

14.1	Casualty	38
14.2	Condemnation	39

Article 15. SURVIVAL AND INDEMNIFICATION		40

15.1	Survival	40
15.2	Indemnification by Seller	40
15.3	Indemnification by Purchaser	40
15.4	Limitations on Indemnification Obligations	40
15.5	Indemnification Procedure	41
15.6	Security for Seller’s Indemnification Obligations	42
15.7	Indemnity for Taxes	42

Article 16. MISCELLANEOUS PROVISIONS		42

16.1	Notices	42
16.2	Time is of the Essence	44
16.3	Assignment	44
16.4	Successors and Assigns	44
16.5	Third Party Beneficiaries	44
16.6	GOVERNING LAW	44
16.7	Rules of Construction	44
16.8	Severability	45
16.9	JURISDICTION AND VENUE	45
16.10	SERVICE OF PROCESS	45
16.11	WAIVER OF TRIAL BY JURY	45
16.12	Prevailing Party	45
16.13	Incorporation of Recitals, Exhibits and Schedules	46
16.14	Entire Agreement	46
16.15	Amendments, Waivers and Termination of Agreement	46
16.16	Offer	46
16.17	Execution of Agreement	46

LIST OF EXHIBITS

Exhibit A	Form of Earnest Money Escrow Agreement
Exhibit B	Form of Liquor Management Agreement
Exhibit C	Form of Seller Closing Certificate
Exhibit D	Form of Deeds
Exhibit E	Form of Bill of Sale
Exhibit F	Form of Assignment and Assumption of Leases, Contracts, Licenses and Permits
Exhibit G	Form of Purchaser Closing Certificate
Exhibit H	Form of Holdback Escrow Agreement
Exhibit I	Form of Assignment and Assumption of Ground Lease
Exhibit J	Form of Ground Lease Estoppel

LIST OF SCHEDULES

Schedule 1.1	Hotels and Sellers
Schedule 1.1(a)	Franchise Agreements / Franchisors
Schedule 2.1(a)	Land
Schedule 2.1(h)	Tenant Leases
Schedule 2.1(i)	Equipment Leases
Schedule 3.5	Purchase Price Allocation/Earnest Money Allocation
Schedule 7.1(c)	Seller Consents and Approvals; No Conflicts
Schedule 7.1(d)	Personal Property Exceptions
Schedule 7.2(b)	Compliance with Applicable Law
Schedule 7.2(c)	Litigation and Claims
Schedule 7.2(e)	Taxes
Schedule 7.2(f)	Environmental Matters
Schedule 7.2(g)	Licenses and Permits

v

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 15th day of December, 2014 (the “Effective Date”), by and among the Sellers (as defined herein) (collectively, jointly and severally, “Seller”), and MCR DEVELOPMENT LLC, a Delaware limited liability company ( “Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

Recitals

WHEREAS, Sellers are the owners of the Property (as defined herein) relating to the Hotels (as defined herein).

WHEREAS, the Parties were previously parties to that certain Purchase and Sale Agreement dated as of November 12, 2014, which has been terminated and is of no further force or effect.

WHEREAS, Sellers desire to sell the Property relating to the Hotels to Purchaser, and Purchaser desires to purchase the Property relating to the Hotels from Sellers, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions.  In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.  To the extent required by and/or appropriate given the context in which each of the defined terms set forth below is used in this Agreement, such defined terms shall be applicable to each Hotel  as applicable.

 “Accounts Receivable” means all amounts which Seller is entitled to receive from the Business which are not paid as of the Closing, including charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotels, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotels, but expressly excluding all (i) credit card charges, checks and other instruments which Seller has submitted for payment or deposit as of the Closing, and (ii) items of income otherwise prorated pursuant to Section 11.2.

 “Accrued PTO” means, with respect to any Employee, the salary and wages which such Employee is entitled to receive for any vacation days, sick days and other personal time off earned or accrued by such Employee as of the time in question, together with all employment taxes with respect thereto, including any withholding and employer contributions required under Applicable Law.

 “Affected Hotel” means a Hotel that is the subject of an Exclusion Event.

 “Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question. For the purposes of this definition, the term “control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.

 “Applicable Law” means all (i) statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi-governmental authority, including The Americans with Disabilities Act of 1990, as amended from time to time, and any regulations and rules issued pursuant thereto, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in each case to the extent the Person or property in question is subject to the same.

 “Assumed Liabilities” has the meaning set forth in Section 2.3.

 “Bookings” has the meaning set forth in Section 2.1(p).

 “Books and Records” has the meaning set forth in Section 2.1(m).

 “Business” means the lodging business and all activities related thereto conducted at the Hotels, including (i) the rental of any guest, conference of banquet rooms or other facilities at the Hotels, (ii) the operation of any restaurant, bar or banquet services, together with all other goods and services provided at the Hotels, (iii) the rental of any commercial or retail space to tenants at the Hotels, (iv) the maintenance and repair of the Real Property and tangible Personal Property, and (iv) the payment of Taxes.

 “Business Day” means any day other than Saturday, Sunday or any federal legal holiday.

 “Casualty” has the meaning set forth in Section 14.1.

 “Causes of Action” has the meaning set forth in Section 2.1(q).

 “Closing” has the meaning set forth in Section 10.1.

 “Closing Date” has the meaning set forth in Section 10.1.

 “Closing Escrow” has the meaning set forth in Section 10.2.

 “Closing Escrow Agreement” has the meaning set forth in Section 10.2.

 “Closing Statement” has the meaning set forth in Section 11.1.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings, procedures and guidance issued by the Internal Revenue Service.

 “Compensation” means, with respect to any Employee, the salary and wages, any bonus or incentive compensation for such Employee which such Employee is entitled to receive at the time in question, and all Accrued PTO for such Employee, together with all employment taxes with respect thereto, including any withholding and employer contributions required under any Applicable Law.

 “Condemnation” has the meaning set forth in Section 14.2.

 “Confidential Information” has the meaning set forth in Section 8.1(a).

 “Contracts” means, collectively, the Equipment Leases and Operating Agreements.

 “Cut-Off Time” has the meaning set forth in Section 11.2.

 “Deeds” has the meaning set forth in Section 10.3(a)(ii).

 “Deposit” has the meaning set forth in Section 3.3.

 “Earnest Money” means, at the time in question, the amounts then deposited with Escrow Agent in respect of the Deposit.

 “Earnest Money Escrow Agreement” has the meaning set forth in Section 3.3.

 “Employees” means, at the time in question, all persons who are employed full-time or part-time at the Hotels.

 “Employer” means the Person that employs the Employees.

 “Environmental Claims” means all claims for reimbursement, remediation, abatement, removal, clean up, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the (i) presence or actual or potential spill, leak, emission, discharge or release of any Hazardous Substances over, on, in, under or from the Property, or (ii) violation of any Environmental Laws with respect to the Property.

 “Environmental Laws” means any Applicable Laws which regulate (i) Hazardous Substances, pollution, contamination, radiation or the condition of any water, soil, sediment, air or other environmental media, or (ii) the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation or an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media, including (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (ii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et

seq., (iii) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (iv) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (v) the Clean Water Act, 33 U.S.C. § 1251 et seq., (vi) the Clean Air Act, 42 U.S.C. § 7401 et seq., and  (vii) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and similar state and local laws, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

 “Environmental Liabilities” means all Liabilities pursuant to any Environmental Laws arising from or in connection with the ownership of the Property or operation of the Business, including any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media, whether or not located on the Real Property, and (ii) all Liabilities with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Substances.

 “Environmental Reports” has the meaning set forth in Section 7.2(e).

 “Equipment Leases” has the meaning set forth in Section 2.1(i).

 “ERISA” means the Employee Retirement Income Security Act, as amended from time to time, and any regulations, rulings and guidance issued pursuant thereto.

 “Escrow Agent” means Chicago Title Insurance Company, through its offices at 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240 Attn:Debby Moore.

“Excluded Property” has the meaning set forth in Section 2.2.

 “Exclusion Event” means, with respect to a Hotel, (i) the occurrence of a Material Casualty; (ii) the occurrence of a Material Condemnation; (iii) the occurrence of a Seller Default; (iv) the existence of a New Title Exception or New Survey Defect, as the case may be, that Seller has elected (or has been deemed to have elected) not to cure pursuant to Section 5.3(c).

 “F&B” has the meaning set forth in Section 2.1(f).

 “FF&E” has the meaning set forth in Section 2.1(c).

 “Franchise Agreements” has the meaning set forth in Schedule 1.1(a).

 “Franchisors” has the meaning set forth in Schedule 1.1(a).

 “GAAP” means generally accepted accounting principles in the United States.

 “Governmental Authority” means any federal, state or local government or other political subdivision thereof, including any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

 “Ground Landlord” has the meaning set forth in Section 2.1(a).

 “Ground Lease” has the meaning set forth in Section 2.1(a).

 “Guest Ledger” means all charges accrued to the open accounts of any guests or customers at the Hotels as of the Cut-Off Time for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotels, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotels.

 “Hazardous Substances” means any hazardous or toxic substances, materials or waste, whether in solid, semisolid, liquid or gaseous form, including asbestos, polychlorinated biphenyls, petroleum or petroleum by-products and any other material or substance which is defined as a “hazardous substance”, “hazardous waste”, “toxic waste” or “toxic substance” under any Environmental Laws.

 “Holdback Amount” has the meaning set forth in Section 15.6.

 “Holdback Escrow Agreement” has the meaning set forth in Section 15.6.

 “Hotels” has the meaning set forth in Schedule 1.1.

 “Improvements” has the meaning set forth in Section 2.1(b).

 “Indemnification Claim” has the meaning set forth in Section 15.5(a).

 “Indemnification Loss” means, with respect to any Indemnitee, any liability, damage, loss, cost or expense, including reasonable attorney’s fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission, occurrence, circumstance or event in question.

 “Indemnitee” has the meaning set forth in Section 15.5(a).

 “Indemnitor” has the meaning set forth in Section 15.5(a).

 “Independent Consideration” has the meaning set forth in Section 3.2.

 “Initial Deposit” has the meaning set forth in Section 3.3.

 “Inspections” has the meaning set forth in Section 4.1(a).

 “Intellectual Property” has the meaning set forth in Section 2.1(l).

 “Inventoried Baggage” has the meaning set forth in Section 12.2.

 “Inventoried Safe Deposit Boxes” has the meaning set forth in Section 12.1.

 “IT Systems” has the meaning set forth in Section 2.1(e).

 “Knowledge” means with respect to Seller, the knowledge of Justin G. Knight, President and CEO of Seller and Krissy Gathright, COO and head of Asset Management of Seller, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller or any of its Affiliates.

 “Land” has the meaning set forth in Section 2.1(a).

 “Leased Premises” means the premises demised under the Ground Lease.

 “Liability” means any liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen.

 “Licenses and Permits” has the meaning set forth in Section 2.1(k).

 “Liquor Licenses” has the meaning set forth in Section 8.4.

 “Liquor Management Agreement” has the meaning set forth in Section 8.4.

 “Material Casualty” has the meaning set forth in Section 14.1(a).

 “Material Condemnation” has the meaning set forth in Section 14.2(a).

 “Material Contract” means each Contract (i) providing for aggregate payments in excess of Ten Thousand and 00/100 Dollars ($10,000.00) per year, or (ii) which has an unexpired term of greater than one (1) year and is not terminable on thirty (30) days’ notice or less without the payment of any termination fee, premium or penalty.

 “Material Operating Agreement” means each Operating Agreement (i) providing for aggregate payments in excess of Ten Thousand and 00/100 Dollars ($10,000.00) per year, or (ii) which has an unexpired term of greater than one (1) year and is not terminable on thirty (30) days’ notice or less without the payment of any termination fee, premium or penalty.

 “Miscellaneous Assets” has the meaning set forth in Section 2.1(r).

 “Mutual Closing Conditions” has the meaning set forth in Section 9.3(a).

 “New Franchise Agreements” has the meaning set forth in Section 9.2(a)(vi).

 “New Survey Defect” has the meaning set forth in Section 5.3(c).

 “New Title and Survey Election Notice” has the meaning set forth in Section 5.3(c).

 “New Title and Survey Objection Notice” has the meaning set forth in Section 5.3(c).

 “New Title and Survey Response Notice” has the meaning set forth in Section 5.3(c).

 “New Title Exception” has the meaning set forth in Section 5.3(c).

 “Notice” has the meaning set forth in Section 16.1(a).

 “Observed Par Levels” has the meaning set forth in Section 11.2(k).

 “Operating Agreements” has the meaning set forth in Section 2.1(j).

 “Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practice for the operation of the Business and the operating standards for similar hotel properties.

 “Outside Closing Date” has the meaning given to it in Section 10.1.

 “Permitted Exceptions” has the meaning set forth in Section 5.3(a).

 “Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

 “Personal Property” means the Property other than the Real Property.

 “PIP” means any property improvement plan imposed upon a Property by a Franchisor in connection with the transactions contemplated by this Agreement.

 “Plans and Specifications” has the meaning set forth in Section 2.1(n).

 “Pro Forma Title Policies” has the meaning set forth in Section 5.3(a).

 “Property” has the meaning set forth in Section 2.1.

 “Prorations” has the meaning set forth in Section 11.2.

 “Purchase Price” has the meaning set forth in Section 3.1.

 “Purchaser Closing Conditions” has the meaning set forth in Section 9.2(a).

 “Purchaser Closing Deliveries” has the meaning set forth in Section 10.3(b).

 “Purchaser Default” has the meaning set forth in Section 13.2.

 “Purchaser Documents” has the meaning set forth in Section 7.3(b).

 “Purchaser Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, assigns, legal representatives, heirs and devisees of each of the foregoing.

 “Real Property” has the meaning set forth in Section 2.1(b).

 “Rehired Employees” has the meaning set forth in Section 8.5(a).

 “Retail Merchandise” has the meaning set forth in Section 2.1(g).

 “Retained Liabilities” has the meaning set forth in Section 2.4.

 “Seller Closing Conditions” has the meaning set forth in Section 9.3(a).

 “Seller Closing Deliveries” has the meaning set forth in Section 10.3(a).

 “Seller Default” has the meaning set forth in Section 13.1.

 “Seller Documents” has the meaning set forth in  Section 7.1(b).

 “Seller Due Diligence Materials” has the meaning set forth in Section 4.1(b).

 “Seller Employee Plans” means all plans and programs maintained by or on behalf of Seller for the health, welfare or benefit of any Employees and/or their respective spouses, dependents or other qualified beneficiaries.

 “Seller Indemnitees” means Seller and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, assigns, legal representatives, heirs and devisees of each of the foregoing.

 “Seller’s Possession or Control” means (i) in the possession of any officer, employee or other Person acting at the direction of Seller, or (ii) in the possession of any other Person from whom Seller has a right to obtain the item in question (which shall expressly include any executive staff employee at the Hotel); provided, however, that any reference in this Agreement to Seller’s Possession or Control of any documents or materials expressly excludes any such documents or materials that are (A) legally privileged or constitute attorney work product, or (B) subject to a confidentiality agreement prohibiting their disclosure by Seller, provided, however, that Seller shall use commercially reasonable efforts to obtain a waiver of such confidentiality restriction.

 “Sellers” has the meaning set forth in Schedule 1.1.

 “Supplies” has the meaning set forth in Section 2.1(d).

 “Surveys” has the meaning set forth in Section Error! Reference source not found..

 “Survey Defects” has the meaning set forth in Section 5.3(a).

 “Survival Period” has the meaning set forth in Section 15.1(a).

 “Tax Return” means any foreign, federal, state or local return, declaration, report, claim for refund or information return or statement relating to any Taxes.

 “Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority with respect to the ownership of the Property, as the context may require, or operation of the Business, including any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.

 “Tenant Leases” has the meaning set forth in Section 2.1(h).

 “Third-Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person which is not an Affiliate of the Person in question.

 “Title and Survey Objection Deadline” has the meaning set forth in Section 5.3(a).

 “Title and Survey Review Deadline” has the meaning set forth in Section 5.3(a).

 “Title and Survey Side Letter” has the meaning set forth in Section 5.3(a).

 “Title Commitments” has the meaning set forth in Section 5.1.

 “Title Company” means Chicago Title Insurance Company through the offices of Debbie Moore at 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240, Email address: debby.moore@cttdallas.com.

 “Title Exceptions” has the meaning set forth in Section 5.3(a).

 “Title Policies” has the meaning set forth in Section 5.3(e).

 “Trade Payables” has the meaning set forth in Section 11.2(j).

 “TRS Leases” means those certain leases between a Seller and its Affiliate pursuant to which the Property is leased by Seller to such Affiliate.

 “Uniform System of Accounts” means the Uniform System of Accounts for the Lodging Industry, Eleventh Edition, issued by the Hotel Association of the City of New York (or any preceding edition thereof which was in effect at the time of the preparation of such financial statements in question).

 “Unpermitted Exceptions” has the meaning set forth in Section 5.3(b).

 “WARN Act” means the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.

 “Warranties” has the meaning set forth in Section 2.1(o).

ARTICLE 2.

THE PROPERTY

2.1 Description of the Property.  Subject to the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest  in and to the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (collectively, the “Property”):

(a) Land.  (i) The land described in Schedule 2.1(a), together with all appurtenant easements, mineral rights and any other rights and interests appurtenant thereto (the “Land”), and (ii) that certain Ground Sublease, dated January 26, 2007 (the “Ground Lease”), between Columbus Property, LLC, as landlord (“Ground Landlord”), and Seller, as tenant;

(b) Improvements.  All buildings, structures and improvements located on or affixed to the Land and the Leased Premises and all fixtures on the Land and the Leased Premises which constitute real property under Applicable Law (the “Improvements”; the Land, the leasehold estate created pursuant to the Ground Lease and the Improvements related thereto are referred to collectively herein as the “Real Property”);

(c) FF&E.  All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property which are located at the Hotels or ordered in the Ordinary Course of Business for future use at the Hotels as of the Closing, other than the Supplies, IT Systems, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”);

(d) Supplies.  All china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, Hotels services directories and other printed materials and all other similar supplies and materials, which are located at the Hotels or ordered in the Ordinary Course of Business for future use at the Hotels as of the Closing (the “Supplies”);

(e) IT Systems.  All computer hardware, telecommunications and information technology systems located at the Hotels, and all computer software used at the Hotels (subject to the terms of any applicable third party license agreements), to the extent the same are transferable or the consent for such transfer is obtained (the “IT Systems”);

(f) Food and Beverage.  All food and beverages (alcoholic and non-alcoholic) which are located at the Hotels (whether opened or unopened), or ordered in the Ordinary Course of Business for future use at the Hotels as of the Closing, including all food and beverages located in the guest rooms, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”);

(g) Retail Merchandise.  All merchandise located at the Hotels and held for sale to guests and customers of the Hotels or the general public, or ordered in the Ordinary Course of Business for future sale at the Hotels as of the Closing, including the inventory held for sale in any gift shop, pro shop or newsstand operated by Seller at the Hotels, but expressly excluding the F&B (the “Retail Merchandise”);

(h) Tenant Leases.  All leases (other than the TRS Leases), subleases, licenses, concessions and similar occupancy agreements set forth in Schedule 2.1(h) (the “Tenant Leases”), together with all guaranties in favor of the landlord thereunder and all security deposits held by Seller thereunder, to the extent such Tenant Leases and security deposits are transferable, or the consent for such transfer, if required, is obtained;

(i) Equipment Leases.  The leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property set forth in Schedule 2.1(i) which Purchaser has not, prior to the Closing Date, subject to Section 2.2(e), requested be excluded (the “Equipment Leases”), together with all deposits made thereunder, to the extent such Equipment Leases and deposits are transferable, or the consent for such transfer, if required, is obtained;

(j) Operating Agreements.  The maintenance, service and supply contracts, license and royalty agreements, booking and reservation agreements, credit card service agreements, and all other similar agreements for goods or services used in connection with operating the Hotels (the “Operating Agreements”), together with all deposits made or held by Seller thereunder, to the extent such Operating Agreements and deposits are transferable, or the consent for such transfer, if required, is obtained;

(k) Licenses and Permits.  All licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority with respect to the Hotels, including the construction, use or occupancy or operation of the Hotels or the Business (the “Licenses and Permits”), together with any deposits made by Seller thereunder, to the extent such Licenses and Permits and deposits are transferable, or the consent for such transfer, if required, is obtained;

(l) Intellectual Property.  All trademarks, trade names, service marks and other intellectual property rights held or used in the operation of the Business (the “Intellectual Property”);

(m) Books and Records.  All books and records located at the Hotels or in Seller’s Possession or Control which relate to the ownership of the Property or operation of the Business (the “Books and Records”);

(n) Plans and Specifications.  All plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Hotels or in Seller’s Possession or Control which relate to the Hotels or the Business(the “Plans and Specifications”);

(o) Warranties.  All warranties and guaranties with respect to the Improvements or any Personal Property (the “Warranties”), to the extent such Warranties are transferable, or the consent for such transfer is obtained;

(p) Bookings.  All bookings and reservations for guest, conference and banquet rooms or other facilities at the Hotels (the “Bookings”) as of the Closing, together with all deposits held by Seller with respect thereto;

(q) Cause of Action.  Any rights held by Seller to receive or recover property, debt, or damages on a cause of action whether pending or not and whether arising in contract, tort, or otherwise, including rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments and settlements, but only to the extent relating to the Property (“Causes of Action”); and

(r) Other Assets.  All other property, assets, rights or interests owned or held by Seller and located at the Hotels or otherwise used in the ownership of the Property or operation of the Business (the “Miscellaneous Assets”).

2.2 Excluded Property.  Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (the “Excluded Property”) are excluded from the Property:

(a) Cash.  Except for deposits expressly included in Section 2.1, all cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership of the Property or operation of the Business;

(b) Accounts Receivable.  All Accounts Receivable, other than the Guest Ledger as set forth in Section 11.3;

(c) Management Agreements.  The existing management agreements for the Hotels, which shall be terminated by Seller at Closing at Seller’s sole cost and expense;

(d) Third-Party Property.  Any fixtures, personal property or intellectual property owned by (i) the lessor under any Equipment Leases, (ii) the supplier, vendor, licensor or other party under any Operating Agreements or Licenses and Permits, (iii) the tenant under any Tenant Leases, (iv) any Employees, or (v) any guests or customers of the Hotels;

(e) Equipment Leases. All Equipment Leases which Purchaser has notified Seller in writing prior to the Closing Date that it does not wish to assume (which Equipment Leases shall be terminated at Seller’s sole cost and expense prior to Closing); provided, however, that Seller shall not be obligated to terminate any Equipment Lease having an aggregate annual rental payment obligation of less than Ten Thousand and 00/100 Dollars ($10,000.00); and

(f) TRS Leases.  All TRS Leases will be terminated by Seller on or before Closing at Seller’s sole cost and expense.

2.3 Assumed Liabilities.  Except for Liabilities for which Seller has expressly agreed to indemnify any Purchaser Indemnitee under any other provision in this Agreement, at Closing, Purchaser shall assume all Liabilities (i) with respect to the Property, the Business, Taxes and the Rehired Employees only to the extent (A) first arising on or after the Closing Date, or (B) first arising prior to the Closing Date, but for which Purchaser has received a credit for such Liabilities under Section 11.2, and (ii) to the extent otherwise expressly assumed by Purchaser or against which Purchaser has expressly agreed to indemnify any Seller Indemnitees under any other provision in this Agreement (collectively, the “Assumed Liabilities”). This Section 2.3 shall survive the Closing.

2.4 Retained Liabilities.  At Closing, Seller shall retain all Liabilities with respect to the Property, the Business, Taxes and the Employees, other than the Assumed Liabilities (the “Retained Liabilities”). This Section 2.4 shall survive the Closing.

ARTICLE 3.

PURCHASE PRICE AND EARNEST MONEY

3.1 Purchase Price.  The purchase price for the Property is Two Hundred Thirteen Million and 00/100 Dollars ($213,000,000.00) (the “Purchase Price”), which shall be adjusted at Closing for the Prorations pursuant to Section 11.2, and the Guest Ledger pursuant to Section 11.3(a), and as otherwise expressly provided in this Agreement.  Purchaser shall pay to Seller the Purchase Price on the Closing Date.  Purchaser and Seller acknowledge and agree that the Purchase Price shall be allocated among the Hotels as set forth on Schedule 3.5.

3.2 Independent Consideration.

  Within two (2) Business Days following the Effective Date, Purchaser shall pay to Seller an amount equal to One Hundred and No/100 Dollars ($100.00) which shall be deemed “non-refundable option money” given by Purchaser to Seller as good and valuable consideration for the rights and obligations of the parties under this Agreement, is independent of all other consideration provided in this Agreement, and is nonrefundable in all events.  Seller and Purchaser stipulate that the Independent Consideration is sufficient consideration to support this Agreement notwithstanding Purchaser’s rights to terminate this Agreement as set out in this Agreement. At Closing, such amount shall be credited against the Purchase Price.

3.3 Earnest Money.

(a) Deposit of Earnest Money.

(i) Within two (2) Business Days following the Effective Date, Purchaser shall deposit with Escrow Agent the amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Deposit”) to be held by Escrow Agent in escrow as earnest money pursuant to the escrow agreement in the form attached hereto as Exhibit A (the “Earnest Money Escrow Agreement”). The Deposit shall be non-refundable to Purchaser, except as otherwise expressly provided in this Agreement.

(b) Investment of Earnest Money.  The Deposit shall be invested by Escrow Agent in accordance with the Earnest Money Escrow Agreement upon Purchaser’s delivery of the Deposit. All interest and other amounts earned on the Deposit shall accrue to the benefit of Purchaser and shall constitute additional Earnest Money for all purposes of this Agreement.

3.4 Payment of Purchase Price.  On the Closing Date, Purchaser shall pay to the Seller an amount equal to a portion of the Purchase Price allocated to the Hotels being transferred on the Closing Date as set forth on Schedule 3.5 (as adjusted pursuant to Section 3.1 above).  At Closing, Purchaser shall cause Escrow Agent to disburse the Earnest Money to Seller, and Puser shall receive a credit against the Purchase Price in the amount of the Earnest Money disbursed to Seller.  Notwithstanding anything to the contrary herein, in the event that the Closing with respect to one or more Hotels is postponed pursuant to any of Sections 5.3(e), 9.2(a)(vi), 14.1 or 14.2, then all of the Earnest Money shall be disbursed to Seller at the time of the first Closing and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money disbursed to Seller.  This Section 3.4 shall survive the termination of this Agreement.

3.5 Allocation of Purchase Price.The Parties hereby agree that the Purchase Price shall be allocated among the Hotels as set forth in Schedule 3.5, and among the Land, the Improvements, general intangibles, and the remaining Personal Property comprising the Hotels as shall be agreed by the Parties in writing prior to the Title and Survey Review Deadline, for federal, state and local tax purposes. The Parties acknowledge and agree that the allocation set forth in Schedule 3.5 represents an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Hotels and the Land, the Improvements, general intangibles, the Personal Property comprising the Hotels, respectively. The Parties shall file all federal, state and local Tax Returns and related tax documents consistent with the allocation set forth in Schedule 3.5, as the same may be adjusted pursuant to Article 11 or any other provision in this Agreement.

3.6 Exclusion of Affected Hotels.  Notwithstanding anything to the contrary in this Agreement, upon the occurrence of an Exclusion Event, if Purchaser exercises its right to cause an Affected Hotel (and the Property and Business related thereto) to be excluded from this Agreement, as provided in Sections 5.3(c), 13.1, 14.1(a) or 14.2(b), as applicable, then such Affected Hotel (and the Property and Business related thereto) shall be excluded from this Agreement, in which case the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such Affected Hotel in accordance with Section 3.5, and this Agreement shall remain in full force and effect as to all of the other Hotels (and the Property and Business related thereto) not so excluded. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have no right to exclude more than two (2) Hotels from this Agreement pursuant to Sections 5.3(c), 13.1, 14.1(a) or 14.2(b); provided that in the event that more than two (2) Hotels are or become Affected Hotels, Purchaser shall have the right to terminate the entire Agreement, in which event either the provisions of Section 9.2(b) or Section 13.1 shall apply, as applicable, or select up to two (2) of such Affected Hotels to exclude from this Agreement, as provided in Sections 5.3(c), 13.1, 14.1(a) or 14.2(b), and proceed to Closing on the remaining Hotels.

ARTICLE 4.

CONTINGENCIES

4.1 Due Diligence.

(a) No Due Diligence Contingency.  Except as provided to the contrary herein, Purchaser acknowledges that it has had an opportunity to perform its due diligence review of the Property and all matters related thereto which Purchaser deemed advisable in its sole discretion, including any engineering, environmental, title, survey, financial, operational and legal compliance matters relating to the Property or the Business, and to perform such examinations, tests, investigations and studies the Property (the “Inspections”) as Purchaser deemed advisable, and is satisfied with the results thereof.

(b) Seller’s Due Diligence Materials.  Seller has provided to Purchaser such due diligence materials in Seller’s Possession or Control relating to the Property or the Business as have been requested by Purchaser.  All documents and materials provided by Seller to Purchaser pursuant to this Agreement are referred to collectively herein as the “Seller Due Diligence Materials”.

ARTICLE 5.

TITLE TO THE PROPERTY

5.1 Title Commitments.   Purchaser acknowledges that as of the Effective Date it has received commitments for ALTA 2006 – Form B Owner’s Policies of Title Insurance (or if not available in the applicable jurisdiction, the most recent form of ALTA owner’s title insurance policy), insuring Purchaser’s good and marketable, indefeasible fee simple or leasehold title, as applicable, to the Real Property, dated no earlier than November 15, 2014 (the “Title Commitments”), together with a copy of all documents referenced therein.

5.2 Surveys.  Prior to the execution and delivery of this Agreement, Seller has delivered to Purchaser a copy of any and all surveys of the Real Property in Seller’s Possession or Control (if any). Purchaser, at its sole cost and expense, may obtain any updated or new ALTA (or other) surveys as Purchaser may deem necessary or desirable in connection with its due diligence review of the Properties (each update of Seller’s existing surveys and each new survey obtained by the Purchaser are referred to herein, individually, as the “Survey” and, collectively, as the “Surveys”).  Copies of any new Surveys obtained by Purchaser shall promptly be provided to Seller.

5.3 Exceptions to Title.

(a) Permitted Exceptions.  Purchaser shall (i) confer with the Title Company and Seller to attempt to agree on which (A) liens, encumbrances or other exceptions to title (the “Title Exceptions”), and (B) encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) or other survey defects (the “Survey Defects”), shall constitute “Permitted Exceptions” to title to the Real Property (the “Permitted Exceptions”), and (ii) obtain from the Title Company pro forma title insurance policies, including all endorsements thereto and all other insurance provisions required by Purchaser in such title insurance policies (the “Pro Forma Title Policies”), or enter into a side letter agreement with Seller setting forth which Title Exceptions and Survey Defects shall constitute the Permitted Exceptions (the “Title and Survey Side Letter”). If Purchaser shall have notified Seller and the Title Company of all Title Exceptions and Survey Defects to which it objects on or prior to January 5, 2015 (the “Title and Survey Objection Deadline)”, but is not able to obtain Pro Forma Title Policies or Title and Survey Side Letter acceptable to Purchaser, in its sole and absolute discretion, prior to January 15, 2015 (the “Title and Survey Review

Deadline”), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. If Purchaser (i) does not notify Seller and the Title Company of all Title Exceptions and Survey Defects to which it objects on or prior to the Title and Survey Objection Deadline or (ii) does not obtain Pro Forma Title Policies or a Title and Survey Side Letter acceptable to Purchaser, in its sole and absolute discretion, prior to the Title and Survey Review Deadline and does not terminate this Agreement pursuant to this Section 5.3(a), Purchaser shall be deemed to have waived all objections to any Title Exceptions disclosed in the Title Commitments and Survey Defects disclosed in the Surveys, in which case such Title Exceptions and Survey Defects shall be deemed to be Permitted Exceptions.

(b) Unpermitted Exceptions.  All Title Exceptions and Survey Defects which do not constitute Permitted Exceptions pursuant to Section 5.3(a) shall constitute “Unpermitted Exceptions” to title to the Real Property (the “Unpermitted Exceptions”) to be removed or cured by Seller pursuant to Section 5.3(d). Notwithstanding anything in this Agreement to the contrary, Seller agrees that the following shall in all events constitute Unpermitted Exceptions which shall be cured or removed by Seller in accordance with Section 5.3(d): (i) any judgments or mechanics or similar liens, (ii) any mortgages, deeds of trust or other security interests for any financing, (iii) Taxes which constitute Title Exceptions which would be delinquent if unpaid at Closing, and if any such Taxes are payable in installments, such obligation shall apply to all such installments which would be payable whether prior to or after Closing, and (iv) any other Title Exceptions objected to by Purchaser which may be removed by payment of amounts which in the aggregate do not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00).

(c) Updated Title Commitments or Surveys.  If any update of the Title Commitments delivered to Purchaser after the Title and Survey Objection Deadline discloses any Title Exception which is not disclosed in a Title Commitment provided to Purchaser prior to the Title and Survey Objection Deadline (a “New Title Exception”), or any update of the Surveys delivered to Purchaser after the Title and Survey Objection Deadline discloses any Survey Defect which is not disclosed in a Survey delivered to Purchaser prior to the Title and Survey Objection Deadline (a “New Survey Defect”), and such New Title Exception or New Survey Defect was not caused by Purchaser or any Person on behalf of Purchaser, then Purchaser shall have the right to request Seller to remove or cure such New Title Exception or New Survey Defect at or prior to Closing by providing written notice to Seller promptly after determining in its sole discretion that such New Title Exception or New Survey Defect is not acceptable to Purchaser (the “New Title and Survey Objection Notice”). If Purchaser provides a New Title and Survey Objection Notice to Seller, Seller may elect, by providing written notice (the “New Title and Survey Election Notice”) to Purchaser within the earlier of five (5) Business Days after Seller’s receipt of such New Title and Survey Objection Notice or the Closing, to (i) accept such New Title Exception or New Survey Defect as an additional Unpermitted Exception to be removed or cured at or prior to Closing, or (ii) refuse to remove or cure such New Title Exception or New Survey Defect; provided, however, that if (A) Seller or any Person on behalf of Seller caused such New Title Exception or New Survey Defect, or (B) Seller may remove or cure such New Title Exception or New Survey Defect by payment of amounts which would not cause Seller to exceed the amount set forth in Section 5.3(b)(iv) for all Unpermitted Exceptions, then such New Title Exception or New Survey Defect shall constitute an Unpermitted Exception and Seller shall be obligated to remove or cure such New Title Exception or New Survey Defect at or prior to Closing. If Seller does not provide a New Title and Survey Election Notice to Purchaser within such time period, then Seller shall be deemed to have elected to not cure the New Title Exception or New Survey Defect as an Unpermitted Exception pursuant to clause (i) of the preceding sentence. If Seller elects or is deemed to have elected not to remove or cure a New Title Exception or New Survey Defect, then Purchaser then shall have the right to elect, by providing written notice (the “New Title and Survey Response Notice”) to Seller within the earlier of (x) ten (10) Business Days after Purchaser’s receipt of the New Title and Survey Election Notice or (y) the Closing to (1) cause the Affected Hotel to be excluded from this Agreement pursuant to Section 3.6, (2) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (3) proceed to Closing pursuant to this Agreement and accept title to the Real Property, subject to such New Title Exception or New Survey Defect which thereafter shall be deemed to constitute a Permitted Exception, and if such New Title Exception or New Survey Defect can be removed by payment of a liquidated amount, Purchaser shall receive a credit against the Purchase Price for such liquidated amount. If Purchaser does not provide a New Title and Survey Response Notice to Seller within such time period, Purchaser shall be deemed to have elected to terminate this Agreement pursuant to clause (1) of the preceding sentence.

(d) Removal of Unpermitted Exceptions.  Seller shall remove or cure all Unpermitted Exceptions at or prior to Closing by (i) removing such Unpermitted Exception from title, or (ii) causing the Title Company to commit to remove or insure over such Unpermitted Exception in the Title Policies without removing such Unpermitted Exception from title, provided, however, that such removal or insuring over by the Title Company is in form and substance acceptable to Purchaser in its sole and absolute discretion.

(e) Concord Kannapolis Mortgage Release. The Parties acknowledge that the Hotel known as Hampton Inn Concord Kannapolis is currently encumbered to secure a mortgage loan, which encumbrance is an Unpermitted Exception.  Seller shall diligently pursue, at its own cost and expense, defeasance of such mortgage loan and release of such encumbrance by the Closing Date.  Failure of Seller to cause such defeasance or release by Closing shall constitute a Seller Default.

5.4 Title Policies.  At Closing, Seller shall cause the Title Company to issue to Purchaser title insurance policies (the “Title Policies”), as follows:

(a) Title Policies Issued Pursuant to Pro Forma Title Policies.  If Purchaser has obtained Pro Forma Title Policies, at Closing, the Title Policies shall be in accordance with the Pro Forma Title Policies with gap coverage through the applicable date of recording. Seller shall execute any indemnity or other agreement required by the Title Company in order to issue the Title Policies with gap coverage for all liens, claims and encumbrances arising from the effective date of each Pro Forma Title Policy through the applicable date of recording.

(b) Title Policies Issued Pursuant to Title Commitments.  If Purchaser has not obtained Pro Forma Title Policies, then the Title Policies (which may be in the form of a mark-up of the Title Commitments) shall be ALTA 2006 – Form B Owner’s Policies of Title Insurance

(or if not available in the applicable jurisdiction, the most recent form of ALTA owner’s title insurance policy), insuring Purchaser’s good and marketable, indefeasible fee simple or leasehold title, as the case may be, to the Real Property (including all recorded appurtenant easements insured as a separate legal parcel), subject only to the Permitted Exceptions as set forth in the Title and Survey Side Letter, dated as of the Closing Date, with gap coverage from Seller from the title commitment effective date through the date of recording, insured in the amount allocated to the Real Property as set forth in Schedule 3.5. The Title Policies shall include the following endorsements (to the extent available in the applicable jurisdiction, but regardless of whether any additional amount is charged for such endorsement): (i) extended coverage endorsement (insuring over the general or standard exceptions); (ii) ALTA Form 3.1 zoning endorsement (with parking and loading docks), or if unavailable in the applicable jurisdiction, a zoning letter from the local zoning authorities and a legal opinion that the Real Property complies with all Applicable Laws regarding zoning and land use, each in form and substance reasonably acceptable to Purchaser; (iii) survey endorsement (insuring that the Real Property described therein is the real property shown on the Survey delivered with respect thereto and that such Survey is an accurate survey thereof);  (iv) access endorsement (insuring that the Real Property described therein parcel has direct and unencumbered pedestrian and vehicular access to a public street); (v) ALTA Form 9 owner’s comprehensive endorsement; (vi) tax parcel number endorsement (insuring that the tax parcel number in the endorsement includes all of the Real Property insured thereunder and no other real property); (vii) if the Real Property insured therein consists of one or more adjacent parcels, a contiguity endorsement (insuring that all of such parcels are contiguous to one another); and (ix) such other endorsements that are reasonably requested by Purchaser.

5.5 Conveyance of the Property.  At Closing, Seller shall convey to Purchaser (a) good and marketable, indefeasible fee simple title to the Real Property (other than the Real Property subject to the Ground Lease) and good and marketable leasehold title to the Real Property that is subject to the Ground Lease, in each case subject only to (i) the Permitted Exceptions, and (ii) any Unpermitted Exceptions which are cured by causing the Title Company to remove or insure over such Unpermitted Exceptions in the Title Policies in accordance with Section 5.3(b), but which otherwise are not removed from title, and (b) good and marketable title to the Personal Property, free and clear of all liens and encumbrances, except for the Equipment Leases which shall be subject only to the ownership interest of the lessor thereunder.

ARTICLE 6.

CONDITION OF THE PROPERTY

6.1 AS-IS TRANSACTION.   PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY SELLER DOCUMENTS, THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS BASIS”.

6.2 LIMITED REPRESENTATIONS AND WARRANTIES.  PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER OR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES,

 BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE BUSINESS, (C) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OF THE BUSINESS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING THE AMERICANS WITH DISABILITIES ACT OF 1990, (D) THE ACCURACY OF ANY DATA OR INFORMATION SET FORTH IN THE ENVIRONMENTAL REPORTS OR OTHER SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER, EXCEPT TO THE EXTENT SELLER HAS KNOWLEDGE THAT ANY SUCH DATA OR INFORMATION IN ANY ENVIRONMENTAL REPORTS OR OTHER SELLER DUE DILIGENCE MATERIALS IS NOT ACCURATE IN ANY MATERIAL RESPECT, OR (E) ANY OTHER MATTER RELATING TO SELLER, THE PROPERTY OR THE BUSINESS.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

7.1 Sellers’ Representations and Warranties.  To induce Purchaser to enter into this Agreement and to consummate the transaction described in this Agreement, each Seller hereby makes the representations and warranties in this Section 7.1, upon which such Sellers acknowledge and agree that Purchaser is entitled to rely.

(a) Organization and Power.  Each Seller is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property owned by such Seller is located, and has all requisite power and authority to own the applicable Property owned by it and operate the Business.

(b) Authority and Binding Obligation.  (i) Each Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by such Seller pursuant to this Agreement (the “Seller Documents”), and to perform all obligations of such Seller under each of the Seller Documents, (ii) the execution and delivery by the signer on behalf of each Seller of each of the Seller Documents, and the performance by such Seller of its obligations under each of the Seller Documents, has been duly and validly authorized by all necessary action by such Seller, and (iii) each of the Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of such Seller enforceable against Seller in accordance with its terms, except to the extent Purchaser itself is in default thereunder.

(c) Consents and Approvals; No Conflicts.  Subject to the recordation of any Seller Documents as appropriate, and except as disclosed in Schedule 7.1(c), (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by any Seller of any of the Seller Documents, or the performance by any Seller of any of its obligations under any of the Seller Documents or the consummation by any Seller of the transaction described in this Agreement, and (ii) neither the execution and delivery by any Seller of any of the Seller Documents, nor the performance by any Seller of any of its obligations under any of the Seller Documents, nor the consummation by Seller of the transaction described in this Agreement, will: (A) violate any provision of such applicable Seller’s organizational or governing documents; (B) violate any Applicable Law to which such applicable Seller is subject; or (C) result in a violation or breach of, or constitute a default under any of Material Contracts.

(d) Title to Personal Property.  Except as set forth in Schedule 7.1(d) each Seller has good and marketable title to all tangible Personal Property relating to the applicable Hotel owned by it, which shall be free and clear of all liens and encumbrances as of the Closing.

(e) Finders and Investment Brokers.  Except for Jones Lang LaSalle with whom Seller has a separate written agreement, no Seller has dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transaction described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.

(f) Foreign Person.  Each Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

7.2 Seller’s Representations and Warranties Regarding the Property and the Business.  To induce Purchaser to enter into this Agreement and to consummate the transaction described in this Agreement, each Seller hereby makes the express representations and warranties in this Section 7.2, with respect to the Property and the Business upon which such Sellers acknowledge and agree that Purchaser is entitled to rely.

(a) Condemnation. There is no condemnation or other proceeding in eminent domain pending or, to Seller’s Knowledge, threatened affecting the Property or any portion thereof.

(b) Compliance with Applicable Law. Except as set forth in Schedule 7.2(b), (i) Seller has not received any notice of a material violation of any Applicable Law with respect to the Property or the Business which has not been cured or dismissed, (ii) no administrative proceeding, investigation or inquiry is pending or, to Seller’s Knowledge, threatened with respect to any material violation of Applicable Law with respect to the Property, the Employees or the operation of the Hotels, and (iii) to Seller’s Knowledge, there is no material violation of any Applicable Law with respect to the Property, the Employees or the operation of the Hotels.

(c) Litigation. Except as set forth in Schedule 7.2(c), no litigation, arbitration, administrative or other adjudicatory proceeding or legal action is pending or, to Seller’s Knowledge, threatened, with respect to the Property, the Employees or the operation of the Hotels, which has not been resolved, settled or dismissed, and (ii) no injunction, decree, order, writ or judgment involving Seller is outstanding with respect to the Property, the Employees or the operation of the Hotels.

(d) Employees.  No Seller  is a party to any collective bargaining agreement with any labor union with respect to the Employees.

(e) Taxes.  Except as disclosed in Schedule 7.2(e), (i)  Seller has not received any notice for an audit of any Taxes which has not been resolved or completed, and (ii) Seller is not currently contesting any Taxes.

(f) Environmental Matters.  Except as set forth in the documents identified on Schedule 7.2(f), (i) Seller has not received any notice from any Governmental Authority or other Person of any Environmental Claims which have not been resolved, settled or dismissed, (ii) no Environmental Claims are pending or, to Seller’s Knowledge, threatened with respect to the Property.

(g) Licenses and Permits.  To Seller’s Knowledge, all material Licenses and Permits necessary for the operation of the Business in the Ordinary Course of Business have been obtained and are in full force and effect.  Except as set forth on Schedule 7.2(g), Seller has not received a written notice from any Governmental Authority or other Person (i) of any violation, default, intended or threatened non-renewal, suspension or revocation of any of the Licenses and Permits or (ii) that the Hotels lacks any material Licenses and Permits necessary for the present use and occupancy of the Hotels.

(h) Tenant Leases.  The list of Tenant Leases set forth in Schedule 2.1(h) includes all the leases, subleases, licenses, concessions or other agreements granting to any other Person the right to use or occupy any portion of the Real Property, other than Bookings. Seller has delivered to Purchaser a true and complete copy of all Tenant Leases. Except as set forth in Schedule 2.1(h) (i)  Seller has not given or received any notice of any breach or default under any Tenant Leases, (ii) no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or, to Seller’s Knowledge, the other party thereunder, (iii) Seller does not owe any brokerage commissions or finder’s fees with respect to any Tenant Leases; (iv) to Seller’s Knowledge, there is no dispute with any tenants under any Tenant Leases regarding such Tenant Leases, and such Tenant Leases are in full force and effect; and (v) no security and other deposits made by the other party under the Tenant Leases have been applied towards the obligations of such party in accordance with the Tenant Leases; (vi) no security or other deposit is in the form of a letter of credit or any other form other than cash; and (vii) no rent payable under the Tenant Leases has been paid by any tenant more than one month in advance.

(i) Equipment Leases.  The list of Equipment Leases set forth in Schedule 2.1(i) comprise all leases or purchase money security agreements for any equipment, machinery, vehicles or other personal property used in the operation of the Hotels. Seller has provided a true and complete copy of all Equipment Leases to Purchaser. Except as set forth in Schedule 2.1(i) (i) Seller has not given or received any notice of any breach or default under any of the Equipment Leases which has not been cured, and (ii) to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder.

(j) Material Operating Agreements.  Seller has delivered to Purchaser a true and complete copy of all Material Operating Agreements. Seller has not given or received any notice of any breach or default under any of the Material Operating Agreements which has not been cured, and no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or to Seller’s Knowledge, the other party thereunder.

(k) Franchise Agreements.  Seller has made available to Purchaser true and complete copies of each Franchise Agreement (including all amendments, modifications and other agreements with respect thereto).

(l) Management Agreements.  There are no management agreements for the Hotels which will continue to encumber the Hotels following the Closing.

(m) Financial Statements.  The financial statements for the years ended December 31, 2012 and December 31, 2013 and year-to-date financial statements from January through September 2014 provided to Purchaser with respect to the Hotels and Business have been prepared in accordance with the GAAP and the Uniform System of Accounts, present fairly, in all material respects, the operations of the Hotels for the periods covered by such financial statements, and there are no charges for services to the Hotels provided by Seller or any of their  Affiliates that are not included within such financial statements, subject to standard year-end adjustments for any year-to-date financial statements.

(n) Bankruptcy.  Seller has not filed any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of Seller or for the appointment of a receiver or trustee for all or any substantial part of the Property, Seller has not made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or filed a petition for an arrangement with creditors or otherwise admitted in writing its inability to pay its debt as they become due.

(o) Rights to Purchase.  Except as may be disclosed in the Title Commitments and except as may be contained in the Franchise Agreements, neither Seller nor any Affiliate of Seller has granted any option, right of first offer, right of first refusal or any other unexpired right in favor of any Person to purchase or otherwise acquire the Property, any portion thereof or any interest therein, or any interest in any Seller.

(p) Ground Lease.  Seller has delivered to Purchaser a true and complete copy of the Ground Lease.  (i) Seller has not given or received any notice of any breach or default under the Ground Lease which has not been cured, and (ii) no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder.

7.3 Purchaser’s Representations and Warranties.  To induce Seller to enter into this Agreement and to consummate the transaction described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 7.5, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

(a) Organization and Power.  Purchaser is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.

(b) Authority and Binding Obligation.  (i) Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser Documents”), and to perform all obligations of Purchaser arising under each of the Purchaser Documents, (ii) the execution and delivery by the signer on behalf of Purchaser of each of the Purchaser Documents, and the performance by Purchaser of its obligations under each of the Purchaser Documents, has been duly and validly authorized by all necessary action by Purchaser, and (iii) each of the Purchaser Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller itself is in default thereunder.

(c) Consents and Approvals; No Conflicts.  (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of any of the Purchaser Documents, the performance by Purchaser of any of its obligations under any of the Purchaser Documents, or the consummation by Purchaser of the transaction described in this Agreement, and (ii) neither the execution and delivery by Purchaser of any of the Purchaser Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser Documents, nor the consummation by Purchaser of the transaction described in this Agreement, will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.

(d) Finders and Investment Brokers.  Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.

ARTICLE 8.

COVENANTS

8.1 Confidentiality.

(a) Disclosure of Confidential Information.  Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement, any information disclosed by the Inspections or in the Seller Due Diligence Materials or any other documents, materials, data or other information with respect to the Hotels which is not generally known to the public (the “Confidential Information”). Notwithstanding the foregoing, Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required under Applicable Law, or (ii) disclose any Confidential Information to any Person on a “need-to-know” basis, such as their respective shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions described in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such Confidential Information. This Section 8.1(a) shall survive the Closing or termination of this Agreement.

(b) Public Announcements.  Notwithstanding the foregoing in Section 8.1(a), a Party shall have the right to make a public announcement regarding the transaction described in this Agreement upon the Closing provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed. This Section 8.1(b) shall survive the Closing, except if a Party is required to make a public announcement under Applicable Law, in which case no such approval by the other Party shall be required.

8.2 Exclusivity.  From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall cause the officers, employees, agents, representatives or any other Person acting at the direction of Seller not to, directly or indirectly, solicit, pursue, negotiate or accept any offers for (i) the Property or any portion thereof or interest therein, other than in the Ordinary Course of Business, or (ii) any direct or indirect interest in Seller.

8.3 Operation of the Hotels.

(a) Operation in Ordinary Course of Business.  From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall cause its respective property managers to operate the Property and conduct the Business in the Ordinary Course of Business, including (i) maintaining the inventories of FF&E, Supplies, F&B and Retail Merchandise at levels maintained in the Ordinary Course of Business, (ii) maintaining or causing to be maintained a level of employment at the Hotels sufficient for operations in the Ordinary Course of Business, (iii) maintaining advertising and marketing of the Hotels in the Ordinary Course of Business, (iv) performing maintenance and repairs for the Property in the Ordinary Course of

Business, (v) taking or ceasing such action as is necessary, appropriate or advisable to cure any violation of Applicable Law with respect to the Property, (vi) renewing all Licenses and Permits prior to their expiration, (vii) not making any alterations or improvements at the Property, or demolishing any of the Property, other than in the Ordinary Course of Business or as provided in Seller’s capital expenditures budget for the relevant period which was provided to Purchaser as part of the Seller Due Diligence Materials, (viii) not selling, transferring or otherwise disposing of any of the Property, other than in the Ordinary Course of Business, (ix) not removing any Property from the Hotels, other than in the Ordinary Course of Business, and (x) not taking, or causing or permitting to be taken, any action which could impair Seller’s title to any of the Property or create any lien or encumbrance thereon.

(b) Contracts.  From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall not: (i) amend, extend, renew or terminate any Tenant Leases or Contracts or Licenses or Permits, without Purchaser’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, nor (ii) enter into any new agreements with respect to the Property, unless such agreements are less than Five Thousand and 0/100 Dollars ($5,000.00) in the aggregate or are terminable by Purchaser without any termination fee upon not more than thirty (30) days’ notice.

(c) Bookings.  From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall not (i) transfer or cancel any Bookings scheduled to occur on or after the Closing Date, other than in the Ordinary Course of Business, or (ii) accept any Bookings scheduled to occur on or after the Closing Date at a discount from Seller’s regular room rates, other than in the Ordinary Course of Business, in each case without Purchaser’s prior written consent which may be withheld in Purchaser’s sole discretion.

(d) Franchise Agreements.  From the Effective Date until the Closing or termination of this Agreement, Seller shall (i) comply in all material respects with all its obligations under the Franchise Agreements and (ii) not amend, extend, renew or terminate any Franchise Agreement without Purchaser’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.

8.4 Licenses and Permits.  Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits, including the licenses and permits required for the sale and service of alcoholic beverages at the Hotels (the “Liquor Licenses”). Purchaser shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits, including the Liquor Licenses, as of the Closing, and Seller shall use commercially reasonable efforts to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser.  If Purchaser is unable to obtain the Liquor Licenses prior to Closing, Seller (or the holder of the Liquor Licenses) and Purchaser shall enter into the Liquor Management Agreement in the form of Exhibit B (the “Liquor Management Agreement”) pursuant to which Seller (or the holder of the existing Liquor Licenses) shall manage the purchase, sale and service of alcoholic beverages at the Hotels to the extent permitted under Applicable Law in accordance with the terms in the Liquor Management Agreement.

8.5 Employees.

(a) Termination and Rehiring of Employees.  Seller shall cause Employer to terminate the employment of all Employees effective as of the Closing, and Purchaser shall (or shall cause an Affiliate, or its manager, to) offer employment to such terminated Employees as Purchaser deems appropriate; provided, however, that Purchaser (or its Affiliate or its manager) shall offer employment to a sufficient number of terminated Employees as is necessary to prevent the Seller Indemnitees from incurring any Indemnification Loss under the WARN Act with respect to the Employees for failure to provide sufficient notice to such Employees prior to such termination. (The terminated Employees who accept such offers of employment are referred to collectively herein as the “Rehired Employees”.) Purchaser shall indemnify and hold harmless the Seller Indemnitees in accordance with Article 15 from and against any Indemnification Loss incurred by any Seller Indemnitees under the WARN Act for failure to provide sufficient notice to such Employees prior to their termination of employment. Purchaser shall have the right to interview any Employees for consideration of employment with the Purchaser at any time after the expiration of the Effective Date. Seller shall instruct its respective property managers to pay any severance or termination fees payable, if any, to any Employee who is terminated by Seller and not rehired by Purchaser (or its Affiliate or its manager). This Section 8.5(a) shall survive the Closing.

(b) Terms of Employment.  The employment of the Rehired Employees shall be on such terms as Purchaser (or its Affiliate or its manager) deems appropriate.

(c) Continued Administration of Seller Employee Plans.  Seller shall cause Employer to continue to (i) make available to the Employees all necessary claim forms, and (ii) process and pay all claims for employee benefits to all Employees and the qualified beneficiaries of such Employees under the Seller Employee Plans to the extent the services underlying such claims are provided prior to the Closing Date and are covered under the applicable Seller Employee Plans. This Section 8.5(c) shall survive the Closing.

8.6 Tax Contests.

(a) Right to Contest Taxes.  Purchaser shall have the right to commence, continue and settle any proceeding to contest any Taxes, and Seller shall not continue or pursue any such contest of Taxes from and after the Closing Date. Any refunds or abatements awarded in such proceedings shall be used first to reimburse Purchaser for the reasonable costs and expenses incurred by Purchaser in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between the Parties as of the Cut-Off Time, and Purchaser promptly shall pay such prorated amount due to Seller. This Section 8.6(a) shall survive the Closing.

(b) Cooperation for Tax Contests.  Seller shall cooperate with Purchaser (at no cost or expense to Seller other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) and execute and deliver any documents and instruments reasonably requested by Purchaser in furtherance of the contest of any Taxes. This Section 8.6(b) shall survive the Closing.

(c) Taxable Period Commencing On or After Closing Date.  Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences on or after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 8.6(b) shall survive the Closing.

8.7 Management Agreements.  Seller shall terminate or cause to be terminated all existing management agreements for the Hotels effective as of the Closing and shall deliver evidence of the same (including evidence that any and all termination or cancellation fees payable to such existing managers in connection with such termination have been paid in full) to Purchaser at Closing.

8.8 Further Assurances.  From the Effective Date until the Closing or termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction described in this Agreement, including (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting all registrations and filings required under this Agreement or Applicable Law. After the Closing, Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transaction contemplated in this Agreement.  The immediately preceding sentence of this Section 8.8 shall survive the Closing for a period of six (6) months from and after Closing.

8.9 Tax Certificates.  Without limiting Section 8.8 above, from the Effective Date until the Closing or termination of this Agreement, if so requested by Purchaser, Seller will use commercially reasonable efforts to cooperate with Purchaser to permit Purchaser to obtain such certificates as Purchaser may deem desirable from applicable state or local Governmental Authorities as to the status of payment of sales taxes, unemployment taxes, occupancy taxes and other similar Taxes with respect to the Property or Business.

ARTICLE 9.

CLOSING CONDITIONS

9.1 Mutual Closing Conditions.

(a) Satisfaction of Mutual Closing Conditions.  The respective obligations of Seller and Purchaser to close each of the transactions contemplated in this Agreement are subject to the satisfaction at or prior to the applicable Closing of the following conditions precedent (the “Mutual Closing Conditions”):

(i) Adverse Proceedings.  No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transaction described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.

(ii) Adverse Law.  No Applicable Law shall have been enacted that would and no legislation shall have been passed that upon enactment would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.

(b) Failure of Mutual Closing Condition.  If any of the Mutual Closing Conditions are not satisfied at Closing, then each Party shall have the right to terminate this Agreement by providing written notice to the other Party, in which case the Earnest Money shall be refunded to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination.

9.2 Purchaser’s Closing Conditions.

(a) Satisfaction of Purchaser’s Closing Conditions.  In addition to the Mutual Closing Conditions, Purchaser’s obligations to close each of the transactions described in this Agreement are subject to the satisfaction at or prior to the applicable Closing of the following conditions precedent (the “Purchaser Closing Conditions”):

(i) Seller’s Deliveries.  Each of the Seller Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing.

(ii) Representations and Warranties.  Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made); provided, however, that with respect to any such representation or warranty which is qualified by a materiality provision, such representation or warranty shall be true and correct (as so qualified by such materiality provision) as of the Closing (or as of such other date to which such representation or warranty expressly is made).

(iii) Covenants and Obligations.  Each of the covenants and obligations of Seller in this Agreement shall have been performed in all material respects.

(iv) Title Policies.  The Title Company shall have unconditionally committed to issue the Title Policies in accordance with Section 5.3(e).

(v) Licenses and Permits.  Purchaser shall have received all licenses and permits (including the Liquor Licenses, subject to Section 8.4) from the applicable Governmental Authorities required by Applicable Law for Purchaser to own and operate each Hotel consistent with the Ordinary Course of Business.

(vi) New Franchise Agreements.  Purchaser shall have entered into a new franchise agreement (“New Franchise Agreement”) with the Franchisor, in each case in accordance with the applicable Franchisor’s then current Franchise Disclosure Document.  Following the Due Diligence Expiration Date, Purchaser shall diligently pursue obtaining the New Franchise Agreement for each Hotel by the Closing Date.  Seller shall (i) upon request, deliver to each Franchisor any and all applications, authorizations, consents, approvals and other documents that may be necessary for in order for Purchaser to obtain the New Franchise Agreement, as the case may be, and (ii) without limitation of the foregoing, provide reasonable cooperation to Purchaser in connection with Purchaser’s efforts to obtain the New Franchise Agreement.

(vii) Ground Lease Notice.  Seller shall have provided to Purchaser reasonable evidence that it has delivered any notices of assignment of the Ground Lease that are required thereunder, which notice shall  be in a form reasonably acceptable to Purchaser.

(b) Failure of Purchaser’s Closing Condition.  Except as provided in Section 9.4, if any of the Purchaser Closing Conditions are not satisfied at Closing, then Purchaser shall have the right to (i)  terminate this Agreement by providing written notice to Seller, in which case the Earnest Money shall be refunded to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) waive any of the Purchaser Closing Conditions at or prior to Closing and proceed to Closing..  Purchaser’s rights and remedies under this Section 9.2(b) shall not be exclusive of any other rights and remedies of Purchaser in this Agreement.

9.3 Seller Closing Conditions.

(a) Satisfaction of Seller’s Closing Conditions.  In addition to the Mutual Closing Conditions, Seller’s obligations to close each of the transactions contemplated in this Agreement are subject to the satisfaction at or prior to applicable Closing of the following conditions precedent (the “Seller Closing Conditions”):

(i) Receipt of the Purchase Price.  Purchaser shall have (i) paid to Seller or deposited with Escrow Agent with written direction to disburse the same to Seller, the Purchase Price (as adjusted pursuant to Section 3.1), and (ii) delivered written direction to Escrow Agent to disburse the Earnest Money to Seller.

(ii) Purchaser’s Deliveries.  Each of the other Purchaser Closing Deliveries shall have been delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller at Closing.

(iii) Representations and Warranties.  The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made).

(iv) Covenants and Obligations.  Each of the covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects.

(b) Failure of Seller’s Closing Condition.  Except as expressly provided in Section 9.4, if any of the Seller Closing Conditions are not satisfied at Closing, then Seller shall have the right to: (i) terminate this Agreement by providing written notice to Purchaser, in which case the Earnest Money shall be disbursed to Seller in accordance with the Earnest Money Escrow

Agreement, and the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination, or (ii) waive any of the Seller Closing Condition at or prior to Closing. Seller’s rights and remedies under this Section 9.3(b) shall not be exclusive of any other rights and remedies of Seller in this Agreement.

9.4 Frustration of Closing Conditions.  Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

ARTICLE 10.

CLOSING

10.1 Closing Date.  The closing of the transaction described in this Agreement (the “Closing”) shall occur on February 17, 2015, subject to Sections 5.3(e), 9.2(a)(vi), 14.1 or 14.2 with respect to individual Hotels that maybe impacted by such sections, or such other date as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs with respect to each Hotel is referred to herein as the “Closing Date”). The Closing shall be effected through the Closing Escrow pursuant to the Closing Escrow Agreement as provided in Section Error! Reference source not found. and shall occur at the offices of Purchaser’s counsel or such other place as agreed to in writing between Seller and Purchaser.  Notwithstanding anything to the contrary herein, (a) in the event that the Closing with respect to one or more Hotels is postponed pursuant to any of Sections 5.3(e), 9.2(a)(vi), 14.1 or 14.2, the Closing with respect to each other Hotel shall take place on the scheduled Closing Date, and (b) all references to the “Closing” in this Agreement shall refer to the applicable Closing with respect to each Hotel.

10.2 Closing Escrow.  The Closing shall take place by means of a so-called “New York-style” escrow (the “Closing Escrow”), and the Parties shall enter into a closing escrow agreement with the Escrow Agent in form and substance reasonably acceptable to Seller, Purchaser and the Escrow Agent (the “Closing Escrow Agreement”) pursuant to which (i) the Purchase Price to be paid by Purchaser pursuant to Section 3.4 shall be deposited with Escrow Agent, (ii) all of the documents required to be delivered by Seller and Purchaser at Closing pursuant to this Agreement shall be deposited with Escrow Agent, and (iii) at Closing, the Purchase Price and the Earnest Money shall be disbursed to Seller, and the documents deposited into the Closing Escrow shall be delivered to Seller and Purchaser (as the case may be) pursuant to the Closing Escrow Agreement.

10.3 Closing Deliveries.

(a) Seller’s Deliveries.  At the Closing, each Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, all of the (i) documents set forth in this Section 10.3(a), each of which shall have been duly executed by each such Seller and acknowledged (if required), and (ii) other items set forth in this Section 10.3(a) (the “Seller Closing Deliveries”), as follows:

(i) A closing certificate substantially in the form of Exhibit C, together with all exhibits thereto;

(ii) A deed (the “Deed”) substantially in the form of Exhibit D, conveying the Real Property to Purchaser in accordance with Section 5.5 executed by each Seller;

(iii) A Bill of Sale in the form of Exhibit E, transferring the FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties, Bookings, intangibles, Causes of Action and Miscellaneous Assets to Purchaser on the terms set forth therein in accordance with Section 5.5 executed by each Seller;

(iv) An Assignment and Assumption of Leases, Contracts and Licenses and Permits in the form of Exhibit F, assigning the Tenant Leases, Equipment Leases, Operating Agreements and Licenses and Permits to Purchaser on the terms set forth therein executed by each Seller;

(v) A certificate or registration of title for any owned vehicle or other Personal Property included in the Property which requires such certification or registration, duly executed by Seller, conveying such vehicle or such other Personal Property to Purchaser in accordance with Section 5.5;

(vi) Written agreements between such Seller and the existing managers of the Hotels terminating the existing management agreement and all rights and obligations of each manager thereunder to manage and operate the Hotels;

(vii) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Title Policies;

(viii) Any real estate transfer tax declaration or similar documents required under Applicable Law in connection with the conveyance of the Real Property;

(ix) A FIRPTA affidavit in the form set forth in the regulations under Section 1445 of the Code;

(x) To the extent not previously delivered to Purchaser, all originals (or copies if originals are not available) of the Tenant Leases, Contracts, Licenses and Permits, Books and Records, Plans and Specifications, Warranties, keys and lock combinations in such Seller’s Possession or Control, which shall be located at the Hotels on the Closing Date and deemed to be delivered to Purchaser upon delivery of possession of the Hotels;

(xi) The Holdback Escrow Agreement;

(xii) The Closing Statement prepared pursuant to Section 11.1;

(xiii) An Assignment and Assumption of Ground Lease in the form of Exhibit I, assigning the Ground Lease to Purchaser on the terms set forth therein executed by the applicable Seller;

(xiv) A Ground Lease Estoppel Certificate in the form of Exhibit J (with variations from such form subject to Purchaser’s reasonable approval) executed by the Ground Landlord;

(xv) A Non-Disturbance Agreement in favor of Purchaser in form and substance reasonably requested by Purchaser executed by the “Landlord” under the “Master Lease” as defined in the Ground Lease; and

(xvi) Such other documents and instruments required by the Title Company to consummate the transaction described in this Agreement.

(b) Purchaser’s Deliveries.  At the applicable Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller all of the (i) documents set forth in this Section 10.3(b), each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items set forth in this Section 10.3(b) (the “Purchaser Closing Deliveries”), as follows:

(i) The Purchase Price (as adjusted pursuant to Section 3.1 to be paid by Purchaser;

(ii) A letter of direction to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Seller;

(iii) A closing certificate in the form of Exhibit G, together with all exhibits thereto;

(iv) A counterpart of each of the documents and instruments to be delivered by Seller under Section 10.3(a) which require execution by Purchaser; and

(v) Such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction described in this Agreement.

10.4 Possession. Sellers shall deliver possession of the Real Property, subject to the Permitted Exceptions, and tangible Personal Property to Purchaser upon completion of the Closing.

ARTICLE 11.

PRORATIONS AND EXPENSES

11.1 Closing Statement.  No later than the day prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Hotels as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Sections 11.2 and 11.3 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Closing Statement shall be approved and executed by the Parties at Closing, and such adjustments and prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reprorated after the Closing as expressly set forth in Section 11.2.  Notwithstanding the foregoing, if at any time within one hundred twenty (120) days after the Closing Date, any Party discovers any item which was omitted or incorrectly adjusted or prorated in the Closing Statement, such item shall be adjusted and prorated in the same manner as if their existence or such error had been known at the time of the preparation of the Closing Statement, and the Party in whose favor such original omission or error was made shall refund such difference to the other Party promptly after the original omission or error is discovered. The preceding sentence shall survive the termination of this Agreement.

11.2 Prorations.  The items of revenue and expense set forth in this Section 11.2 shall be prorated between the Parties (the “Prorations”) as of 11:59 p.m. on the day preceding the Closing Date (the “Cut-Off Time”), or such other time expressly provided in this Section 11.2, so that the Closing Date is a day of income and expense for Purchaser.

(a) Taxes.  All Taxes shall be prorated as of the Cut-Off Time between Seller and Purchaser. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall reprorate the Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period.  The preceding sentence shall survive the Closing.

(b) Ground Lease and Tenant Leases.  Any rents and other amounts prepaid, accrued or due and payable under the Ground Lease and Tenant Leases shall be prorated as of the Cut-Off Time between Seller and Purchaser. Purchaser shall receive a credit for all assignable security deposits held by Seller under the Tenant Leases which are not transferred to Purchaser and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Tenant Leases. If Seller has not obtained from the applicable tenant and delivered to Purchaser at Closing a replacement security deposit for any non-assignable security deposit, Purchaser shall receive a credit in the amount of such non-assignable security deposit, and shall reimburse Seller after Closing for the amount of such credit promptly after Purchaser obtains from the applicable tenant a replacement of such non-assignable security deposit. The preceding sentence shall survive the Closing.

(c) Contracts.  Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in Section 11.2(e)) shall be prorated as of the Cut-Off Time between Seller and Purchaser, with Seller being credited for amounts prepaid, and Purchaser being credited for amounts accrued and unpaid.  Purchaser shall receive a credit for all deposits held by Seller under the Contracts (together with any interest thereon) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts. Seller shall receive a credit for all deposits made by Seller under the Contracts (together with any interest thereon) which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.

(d) Licenses and Permits.  All amounts prepaid, accrued or due and payable under any Licenses and Permits transferred to Purchaser shall be prorated as of the Cut-Off Time between Seller and Purchaser. Seller shall receive a credit for all deposits made by Seller under the Licenses and Permits (together with any interest earned thereon) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser following the Closing.

(e) Utilities.  All utility services shall be prorated as of the Cut-Off Time between Seller and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period. The preceding sentence shall survive the Closing. Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser following the Closing with respect to such utility contracts.

(f) Compensation.  Purchaser shall receive a credit for all Compensation which is earned by the Employees as of the Cut-Off Time for the payroll period which includes the Closing Date, and Purchaser shall pay all Compensation due to the Employees for such payroll period. Seller shall pay (i) all amounts due to the Employees for any period prior to the Closing (other than the amount of the credit given to Purchaser in respect of Compensation pursuant to the preceding sentence), including any bonuses, deferred compensation, contribution to any Seller Employee Plans or other remuneration, and (ii) all amounts due to any Employees who are not retained, in each case when such amounts become due to the Employees. This Section 11.2(f) shall survive the Closing.

(g) Bookings, Discounts.  Purchaser shall receive a credit for all prepaid deposits for Bookings scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Purchaser .  Purchaser shall receive a credit in the amount of any voucher, coupons or other discounted or free services or accommodations that are scheduled or otherwise available to be made on or after the Closing Date.

(h) Restaurants and Bars.  Seller shall close out the transactions in the restaurants and bars in the Hotels as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs and retain all monies collected as of such closing, and Purchaser shall be entitled to any monies collected from the restaurants and bars thereafter.

(i) Vending Machines.  Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin-operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.

(j) Trade Payables.  Except to the extent an adjustment or proration is made under another subsection of this Section 11.2, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the Business (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotels prior to Closing, and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the

Closing Date, and Purchaser shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable; provided, however, Seller and Purchaser shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made with respect to FF&E, Supplies, F&B and Retail Merchandise ordered in the Ordinary Course of Business, but not delivered to the Hotels prior to the Closing Date, and Purchaser shall pay the amounts which become due and payable for such FF&E, Supplies, F&B and Retail Merchandise which were ordered in the Ordinary Course of Business prior to Closing.  This Section 11.2(j) shall survive the Closing.

(k) Required Par Levels.  In the event that Purchaser has, prior to the Effective Date, notified Seller in writing of the levels of inventory observed by Purchaser of linen items (i.e., terry, sheets, pillow cases, duvet covers and cumulus top sheets), Supplies, kitchen china, glassware, silver, and small wares at each Hotel (the levels so observed by Purchaser at each Hotel of which Seller has received written notice, if any, the “Observed Par Levels”).  To the extent there is a negative difference between the Observed Par Levels, if any, and the corresponding levels of inventory existing at the applicable Hotels on the Closing Date, Purchaser shall be entitled to a credit at Closing for the value of such deficiency.

(l) Cash.  Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotels which shall remain on deposit for the benefit of Purchaser.

(m) Other Adjustments and Prorations.  All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Property shall be adjusted and prorated between Seller and Purchaser accordingly.

11.3 Accounts Receivable

(a) Guest Ledger.  At Closing, Seller shall receive a credit in an amount equal to: (i) all amounts charged to the Guest Ledger for all room nights up to (but not including) the night during which the Cut-Off Time occurs, less the third party collection costs for such Guest Ledger charges (such as fees retained by credit card companies, bank or other similar collection companies, travel agent commissions, and other third party commissions) and (ii) one half (½) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time (other than any restaurant or bar charges on the Guest Ledger which shall be prorated in accordance with Section 11.2(g)), in each case less than two and one-half percent (2.5%) of such amounts to cover third party collection costs for such Guest Ledger charges (such as fees retained by credit card companies, banks or other similar collection companies, travel agent commissions, and other third party commissions), and Purchaser shall be entitled to retain all deposits made and amounts collected with respect to such Guest Ledger.

(b) Accounts Receivable (Other than Guest Ledger).  Sellers shall retain the right to collect all Accounts Receivable (other than the Guest Ledger which is addressed in Section 11.3(a)), and Seller shall not receive a credit for the Accounts Receivable. Purchaser shall cooperate with Seller in collecting the Accounts Receivable, at no cost or expense to Purchaser other than any de minimis cost and expense or any cost or expense which Sellers agrees in writing to reimburse. If any Accounts Receivable are paid to Purchaser after the Closing, Purchaser shall pay to Seller the amounts received by Purchaser within ten (10) days after receipt of such amounts.

11.4 Transaction Costs.

(a) Seller’s Transaction Costs.  In addition to the other costs and expenses to be paid by Seller as set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with this transaction: (i) the fees and expenses of removing or curing any Unpermitted Exceptions pursuant to Section 5.3(d); (ii) any fees or expenses payable for the termination, assignment, transfer or conveyance of any Equipment Leases, Operating Agreements, Licenses and Permits and Intellectual Property or any of the other Property; and (iii) the fees and expenses of its own attorneys, accountants and consultants.

(b) Purchaser’s Transaction Costs.  In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by Purchaser in connection with the Inspections; and (ii) the fees, costs and expenses for any new or updated Surveys obtained by Purchaser pursuant to Section 5.2; (iii) the fees and expenses of its own attorneys, accountants and consultants; (iv) any and all fees and expenses in connection with the New Franchise Agreements; provided, however, that any and all PIP fees and fees and costs charged by the Franchisors to prepare the PIPs shall be shared equally by the Parties.

(c) Other Transaction Costs.  Any (i) fees and expenses for the Escrow Agent; (ii) transfer, sales or similar tax and recording charges payable in connection with the conveyance of the Property; (iii) the fees, costs and expenses for the Title Commitments and Title Policies; (iv) PIP fees and fees and costs charged by the Franchisors to prepare the PIPs; and (v) all other fees, costs and expenses not expressly addressed in this Section 11.4 or elsewhere in this Agreement shall be allocated equally between Seller and Purchaser.

ARTICLE 12.

TRANSITION OF HOTEL OPERATIONS

12.1 Safe Deposit Boxes.  Prior to the Closing, Seller shall notify all guests or customers who are then using a safe deposit box at the Hotels advising them of the pending change in ownership of the Hotels and requesting them to conduct an inventory and verify the contents of such safe deposit box. All inventories by such guests or customers shall be conducted under the joint supervision of employees, agents or representatives of the Parties. Upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipts and agreements for such safe deposit box (and thereafter such safe deposit box shall be deemed an “Inventoried Safe Deposit Box”). If this Agreement is terminated after such inventory, Purchaser shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes immediately upon such termination. Upon Closing, Seller shall deliver to Purchaser all keys in Seller’s Possession for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor, with the name and room number of such depositor. After the Closing, the Parties shall make appropriate arrangements for guests and customers at the Hotels to inventory and verify the contents of the non-Inventoried Safe Deposit Boxes, and upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipt and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box). Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with Article 15 from and against any Indemnification Loss incurred by any Seller Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 12.1.  Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with Article 15 from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box prior to the time such safe deposit box is deemed an Inventoried Safe Deposit Box.  This Section 12.1 shall survive the Closing or termination of this Agreement.

12.2 Baggage.  On the Closing Date, employees, agents or representatives of the Parties jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of Seller at the Hotels, and Seller shall deliver to Purchaser the keys to any secured area which such baggage and other items are stored (and thereafter such baggage, boxes and other items inventoried shall be deemed the “Inventoried Baggage”). Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with Article 15 from and against any Indemnification Loss incurred by any Seller Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Purchaser which was not inventoried by the Parties. Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with Article 15 from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage prior to the time of such inventory, and any other baggage, boxes or similar items left in the care of Seller which was not inventoried by the Parties.

12.3 Notice to Employees.  At Closing, Seller and Purchaser shall make a joint announcement or communication to the Employees regarding the change of ownership of the Property, in form and substance reasonably acceptable to the Parties.

ARTICLE 13.

DEFAULT

13.1 Seller’s Default.  If, at or any time prior to Closing, Seller fails to perform its covenants or obligations under this Agreement in any material respect, which breach or default is not caused by a Purchaser Default and such failure remains uncured (a “Seller Default”), then Purchaser, as its sole and exclusive remedies for such Seller Default, may elect to (a) cause each applicable Affected Hotel to be excluded from this Agreement pursuant to Section 3.6, (b) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, Seller shall promptly reimburse Purchaser for all out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated herein including all due diligence expenses, fees and expenses and attorneys’ fees incurred by Purchaser not to exceed $1,000,000.00 in the aggregate and evidenced by reasonably detailed supporting documentation, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, (c) proceed to Closing, in which case Purchaser shall be deemed to have waived such Seller Default; provided, however, that Purchaser shall not be deemed to have waived any Seller Default unless the Closing occurs or Purchaser provides Seller with written notice of such waiver prior to Closing, or (d) seek any and all remedies available at law or in equity including specific performance or other appropriate equitable remedies.

13.2 Purchaser’s Default.  If (a) Purchaser does not deposit the Deposit within the time period provided in Section 3.3(a), (b) at any time prior to Closing, Purchaser fails to perform any of its other covenants or obligations under this Agreement in any material respect, which breach or default is not caused by a Seller Default and such failure remains uncured or (c) Purchaser fails to close hereunder provided all Purchaser Closing Conditions have been satisfied or waived (by Purchaser) (a “Purchaser Default”), then Seller, as its sole and exclusive remedy for such Purchaser Default, may elect to terminate this Agreement by providing written notice to Purchaser, in which case the Earnest Money shall be disbursed to Seller in accordance with the Earnest Money Escrow Agreement, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

13.3 LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE AND AGREE THAT IF THIS AGREEMENT IS TERMINATED BY SELLER PURSUANT TO SECTIONS 9.3(b) OR 13.2, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY) AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION.

ARTICLE 14.

RISK OF LOSS

14.1 Casualty.  If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of such Casualty to Purchaser as promptly as practicable after the occurrence of such Casualty, but in any event prior to the Closing.

(a) Material Casualty.  If the amount of the repair or restoration of the any Hotel required by a Casualty equals or exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00) (a “Material Casualty”), then Purchaser shall have the right to elect, by providing written notice to Seller within thirty (30) days after Purchaser’s receipt of Seller’s written notice of such Casualty, to (i) cause the Affected Hotel to be excluded from this Agreement pursuant to Section 3.6, (ii) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (iii) proceed to Closing, in which case Seller shall provide Purchaser with a credit against the Purchase Price in an amount equal to (A) the applicable insurance deductible, and (B) assign and transfer to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to such Casualty by delivering an assignment instrument to Purchaser at Closing in form and substance reasonably satisfactory to Purchaser. If the Closing is scheduled to occur prior to the expiration of Purchaser’s election period, then the Closing for the Affected Hotel shall be postponed until the date which is five (5) Business Days after the earlier of Purchaser’s delivery of its election notice to Seller or the expiration of Purchaser’s election period.

(b) Non-Material Casualty.  In the event of any Casualty other than a Material Casualty, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price in an amount equal to the applicable insurance deductible, and (B) assign and transfer to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to such Casualty by delivering an assignment instrument to Purchaser at Closing in form and substance reasonably satisfactory to Purchaser.

14.2 Condemnation.  If, at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences or threatens to commence any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a “Condemnation”), Seller shall give written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation.

(a) Material Condemnation.  If the Condemnation would (i) result in the loss of more than five percent (5%) of the fair market value of the Land or Improvements at any one Hotel, (ii) result in any material reduction or restriction in access to the Land or Improvements at any one Hotel, or (iii) have a materially adverse effect on the operation of any one of the Hotels or the Business as conducted prior to such Condemnation (a “Material Condemnation”), then Purchaser shall have the right to elect, by providing written notice to Seller within thirty (30) days after Purchaser’s receipt of Seller’s written notice of such Condemnation, to (A) cause the Affected Hotel to be excluded from this Agreement pursuant to Section 3.6, (B) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (C) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation by delivering an assignment instrument to Purchaser at Closing in form and substance reasonably satisfactory to Purchaser. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to terminate this Agreement pursuant to clause (A) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s thirty (30) day election period, then the Closing for the Affected Hotel shall be postponed until the date which is five (5) Business Days after the Purchaser’s delivery of its election notice to Seller.

(b) Non-Material Condemnation.  In the event of any Condemnation other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation by delivering an assignment instrument to Purchaser at Closing in form and substance reasonably satisfactory to Purchaser.

ARTICLE 15.

SURVIVAL AND INDEMNIFICATION

15.1 Survival.

(a) Survival of Representations and Warranties.  The representations and warranties of Seller in Sections 7.1 and the representations and warranties of Purchaser in Section 7.3 shall survive the Closing or termination of this Agreement until the expiration of the applicable statute of limitations, and all other representations and warranties of Seller in this Agreement shall survive the Closing for a period commencing on the Closing Date and expiring at 11:59 p.m. (Eastern Time) on the nine (9) month anniversary of the Closing Date (the period any such representation or warranty survives the Closing or termination of this Agreement (as the case may be) is referred to herein as the “Survival Period”).

(b) Survival of Covenants and Obligations.  If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement shall survive such termination. If the Closing occurs, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the Closing shall survive the Closing.

(c) Survival of Indemnification.  This Article 15 and all other rights and obligations of defense and indemnification as expressly set forth in this Agreement shall survive the Closing or termination of this Agreement.

15.2 Indemnification by Seller.  Subject to the limitations set forth in Sections 15.1, 15.4, 15.5, and 15.6, Seller shall indemnify and hold harmless the Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitee to the extent resulting from (i) the breach of any express representations or warranties of Seller in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Retained Liabilities.

15.3 Indemnification by Purchaser.  Subject to the limitations set forth in Sections 15.1, 15.4, 15.5, and 15.6, Purchaser shall indemnify and hold harmless the Seller Indemnitees from and against any Indemnification Loss incurred by any Seller Indemnitee the extent resulting from (i) any breach of any representations or warranties of Purchaser in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) any breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Assumed Liabilities.

15.4 Limitations on Indemnification Obligations.

(a) Failure to Provide Notice within Survival Period.  Notwithstanding anything else to the contrary in this Agreement, an Indemnitee which is seeking defense or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 15.5(a) prior to the expiration of the applicable Survival Period.

(b) Failure to Provide Timely Notice of Indemnification Claim.  Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 15.5(a), (i) prejudices the Indemnitor’s ability to defend against any Third-Party Claim on which such Indemnification Claim is based, or (ii) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.

15.5 Indemnification Procedure.

(a) Notice of Indemnification Claim.  If any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense or indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim.

(b) Resolution of Indemnification Claim Not Involving Third-Party Claim.  If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.

(c) Resolution of Indemnification Claim Involving Third-Party Claim.  If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion. If the Indemnitor elects not to assume the defense of such Third-Party Claim, the Indemnitee shall have the right to retain the defense of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner.

(d) Accrual of Indemnification Obligation.  Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or (ii) which involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto.

15.6 Security for Seller’s Indemnification Obligations.  For the purposes of securing Seller’s indemnification obligations under this Agreement, Seller shall deposit with Escrow Agent the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) for each Hotel (the “Holdback Amount”) which Holdback Amount shall be deposited for each applicable Hotel with Escrow Agent in immediately available U.S. federal funds at the Closing of the transaction with respect to such applicable Hotel. The Holdback Amount shall be held by Escrow Agent as security on behalf of Purchaser pursuant to the escrow agreement in the form attached hereto as Exhibit H, to be entered into among Seller, Purchaser and Escrow Agent (the “Holdback Escrow Agreement”), and delivered to Escrow Agent at Closing. The Holdback Amount shall be invested in accordance with the Holdback Escrow Agreement, and all amounts earned on the Holdback Amount shall accrue for the benefit of Seller. The Holdback Amount shall be disbursed to the Purchaser Indemnitees from time to time (if at all) in satisfaction of any Indemnification Claim which is resolved in favor of any such Purchaser Indemnitee in accordance with Section 15.5. The Holdback Amount or any portion thereof which remains in escrow on the date that is six (6) months after the Closing shall be returned to Seller within one (1) Business Day after such date; provided, however, that if any Purchaser Indemnitee has made an Indemnification Claim which remains outstanding as of such date in which case the Holdback Amount or portion thereof which remains in escrow shall continue to be held in escrow until such date that such Indemnification Claim is resolved.

15.7 Indemnity for Taxes.  Notwithstanding anything to the contrary in this Agreement, including the foregoing limitations on Seller’s indemnities set forth in this Article 15,  Seller hereby agrees to defend, indemnify and hold harmless the Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitees arising from Seller’s failure to pay any all sales taxes, unemployment taxes, occupancy taxes and other similar Taxes due and payable with respect to the Property or Business.

ARTICLE 16.

MISCELLANEOUS PROVISIONS

16.1 Notices.

(a) Method of Delivery.  All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) electronic mail (email) with a verification copy sent on the same or next day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or email address:

If to Seller:

Apple Hospitality REIT, Inc.
814 E. Main St.
Richmond, VA 23219
Attn: Justin Knight
Email address: jknight@applereit.com

With a copy to:

Apple Hospitality REIT, Inc.
814 E. Main St.
Richmond, VA 23219
Attn: Legal Dept.
Email address: dbuckley@applereit.com

If to Purchaser:

c/o MCR Development LLC
152 West 57th Street
46th Floor
New York, NY  10019
Attn:  Tyler Morse
Email address: tmorse@mcrdevelopmentllc.com

With a copy to:

Latham & Watkins LLP
330 N. Wabash, Suite 2800
Chicago, Illinois 60611
Attn: Gary E. Axelrod
Email address: gary.axelrod@lw.com

(b) Receipt of Notices.  All Notices sent by a Party (or its counsel pursuant to Section 16.1(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or email address of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or email address, and such recipient Party failed to provide the sending Party with its current address or email address pursuant to Section 16.1(c).

(c) Change of Address.  The Parties and their respective counsel shall have the right to change their respective address and/or email address for the purposes of this Section 16.1 by providing a Notice of such change in address and/or email address as required under this Section 16.1.

(d) Delivery by Party’s Counsel.  The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

16.2 Time is of the Essence.  Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

16.3 Assignment.  Neither Party shall assign this Agreement or any interest therein to any Person, without the prior written consent of the other Party, which consent may be withheld in such other Party’s sole discretion. Notwithstanding the foregoing, Purchaser shall have the right to designate any Affiliate or Affiliates as its nominee to receive title to all or any portion of the Property, or assign all of its right, title and interest in this Agreement to any Affiliate or any Person with whom Purchaser will enter into a joint venture to purchase, develop and operate the Hotels by providing written notice to Seller; provided, however, that (a) such Affiliate remains an Affiliate of Purchaser or Person remains a joint venture partner of Purchaser as of the Closing, (b) Purchaser shall not be released from any of its Liabilities under this Agreement by reason of such designation or assignment prior to the Closing, and (c) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument.

16.4 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.

16.5 Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement.

16.6 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.

16.7 Rules of Construction.  The following rules shall apply to the construction and interpretation of this Agreement:

(a) Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

(b) All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

(c) The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(d) Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

(e) The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

(f) The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

(g) The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

16.8 Severability.  If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.

16.9 JURISDICTION AND VENUE.  ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE NEW YORK STATE SUPREME COURT IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN THE STATE OF NEW YORK, AND SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.

16.10 SERVICE OF PROCESS.  THE PARTIES AGREE THAT, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SERVICE OF PROCESS SHALL BE EFFECTIVE AS TO A PARTY IF DELIVERY OF ANY COURT DOCUMENTS TO SUCH PARTY IS EFFECTED IN ACCORDANCE WITH SECTION 16.1.

16.11 WAIVER OF TRIAL BY JURY.  EACH PARTY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

16.12 Prevailing Party.  If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including reasonable and actual attorney’s fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

16.13 Incorporation of Recitals, Exhibits and Schedules.  The recitals to this Agreement, and all exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

16.14 Entire Agreement.  This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transaction described in this Agreement.

16.15 Amendments, Waivers and Termination of Agreement.  No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

16.16 Offer.  The delivery by Purchaser of this Agreement executed by Purchaser shall constitute an offer to purchase the Property on the terms set forth in this Agreement, and Purchaser has the right to withdraw this offer at any time prior to the execution and delivery of this Agreement by all of the Parties.

16.17 Execution of Agreement.  A Party may deliver executed signature pages to this Agreement by facsimile or other electronic transmission to any other Party, which facsimile or other electronically transmitted copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.

PURCHASER:

MCR DEVELOPMENT LLC,
a Delaware limited liability company

By:                    /s/ R. Tyler Morse
Name:               R. Tyler Morse
Title:                 Authorized Representative

[Seller signatures begin on the following page]

SELLER:

Courtyard, Alexandria, LA:                                              SUNBELT-CAL, LLC,
An Alabama limited liability company

By:      Apple Nine Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:      /s/ David Buckley
Name: David Buckley
Title: Vice President

Hilton Garden Inn, West Monroe, LA:                           APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Homewood Suites, Cincinnati, OH:                                 APPLE SEVEN HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Courtyard, Jackson, MS:                                                  APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Hampton Inn, Savannah, GA:                                            APPLE EIGHT HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Hampton Inn, Bowling Green, KY:                                  APPLE EIGHT HOSPITALITY OWNERSHIP,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Hampton Inn, Charlotte, NC:                                            APPLE EIGHT NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Eight NC GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Courtyard, Brownsville, TX:                                            APPLE SEVEN HOSPITALITY TEXAS, L.P.,
a Virginia limited partnership

By:      Apple Seven Texas GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
            Title:      President

Hampton Inn, Dunn, NC:                                                   APPLE EIGHT NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Eight NC GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Hampton Inn Suites, Pueblo, CO:                                    APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Hampton Inn, Concord, NC:                                              APPLE EIGHT SPE CONCORD, INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

TownePlace Suites, Jacksonville, NC:                           APPLE NINE NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Nine NC GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Hampton Inn, Troy, AL:                                                     Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

TownePlace Suites, San Antonio, TX:                            Apple Seven Hospitality Texas, L.P.,
a Virginia limited partnership

By:      Apple Seven Texas GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

TownePlace Suites, Huntsville, AL:                                Sunbelt-THA, L.L.C.,
An Alabama limited liability company

By:      Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Hampton Inn Suites, Tulsa, OK:                                      Apple Eight Hospitality Ownership, Inc.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Courtyard, Troy, AL:                                                          SUNBELT-CTY, LLC,
An Alabama limited liability company

By:      Apple Nine Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

TownePlace Suites, Columbus, GA:                                SUNBELT-TCG, L.L.C.,
An Alabama limited liability company

By:      Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

Fairfield Inn & Suites, Rogers, AR:                               APPLE EIGHT HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:      President

APPLE JOINDER

Apple Hospitality REIT, Inc., a Maryland corporation (“Apple”) hereby joins in the execution of this Agreement solely for the purpose of unconditionally and irrevocably guaranteeing the obligations of Seller with respect to Seller’s obligation to indemnify the Purchaser Indemnitees pursuant to Section 15.7 (the “Apple Guaranty Obligations).

In connection with this Joinder, Apple hereby waives and agrees not to assert or take advantage of the following defenses:

1.         Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or revocation hereof by any Person, or the failure of Purchaser to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of any other Person;

2.         Diligence, presentment, notice of acceptance, notice of dishonor, notice of default, notice of presentment, or demand for payment of or performance of obligations guaranteed under this Joinder and other suretyship defenses generally;

3.         Protest and notice of dishonor or of default to Apple or to any other Person with respect to the performance of obligations guaranteed under this Joinder;

4.         Any action required by any statute to be taken against Apple;

5.         The dissolution or termination of the existence of Seller;

6.         The voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of Seller; and

7.         The voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Seller or any of Seller’s assets.

           Apple’s liability under this Joinder is primary, direct and unconditional and may be enforced in full or in part, from time to time, after nonpayment or nonperformance of any of the Apple Guaranty Obligations by Seller, in each case without requiring the Purchaser Indemnitees to resort to any other Person, including, without limitation, Seller, or any other right, remedy or collateral.  This Joinder constitutes a guaranty of payment and performance and not of collection only.  This Joinder is a continuing, absolute and unconditional guaranty of the Apple Guaranty Obligations and shall not be affected by payment in full of the Apple Guaranty Obligations, unless there remains no possibility of rescission of, or of any obligation to return, all or any portion of such payment under Applicable Law.

           Apple shall pay to the Purchaser Indemnitees on demand any and all expenses paid or incurred by the Purchaser Indemnitees, including, without limitation, reasonable attorneys’ fees and disbursements, in connection with the enforcement of this Joinder.

           Apple represents and warrants that (i) it has full power and authority to execute and deliver this Joinder and to perform all obligations required of it hereunder, (ii) the execution and delivery by the signer on behalf of Apple, and the performance by Apple of its obligations hereunder, have been duly and validly authorized by all necessary action by Apple, and (iii) this Joinder constitutes the legal, valid and binding obligations of Apple, and is enforceable against Apple in accordance with its terms.

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APPLE HOSPITALITY REIT, INC., a Virginia corporation By: /s/ Justin Knight Name: Justin Knight Title: President

Exhibit A

FORM OF EARNEST MONEY ESCROW AGREEMENT

THIS EARNEST MONEY ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of _______________________ (the “Effective Date”), by and among the undersigned sellers (collectively, “Seller”), and the undersigned purchasers (collectively, “Purchaser”), and Chicago Title Insurance Company (“Escrow Agent”).  Seller, Purchaser and Escrow Agent are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of _________, 2014 (the “Purchase Agreement”), for the sale and purchase of (i) the Property (as defined in the Purchase Agreement).  All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.

WHEREAS, Purchaser is required to deposit certain monies into escrow with Escrow Agent to be held as earnest money for the benefit of Seller pursuant to the Purchase Agreement in connection with the purchase of the Property.

WHEREAS, Escrow Agent is willing to hold such earnest money in escrow, and invest and disburse such earnest money, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Deposit and Investment of Earnest Money

(a) Deposit.  By its execution and delivery of this Agreement to Seller and Purchaser, Escrow Agent hereby acknowledges that it has received from Purchaser the amount of Fifteen Million and 00/100 Dollars ($15,000,000) (the “Deposit”).

(b) Escrow Account. Escrow Agent shall hold the Earnest Money in a separate escrow account identified as account no. __________ (the “Escrow Account”) for the benefit of Seller and Purchaser pursuant to this Agreement, and shall not commingle the Earnest Money with any other third-party deposits or its own funds.

(c) Investment of Earnest Money. The Earnest Money or any portion thereof shall be invested in any investment selected by Purchaser; provided, however, that Escrow Agent shall not be obligated to invest the Earnest Money or any portion thereof pursuant to this Section 1(c) until both Seller and Purchaser (i) provide their respective federal tax identification number to Escrow Agent by the execution and delivery to Escrow Agent of a completed IRS Form W-9, and (ii) execute and deliver to Escrow Agent any investment forms or direction letters reasonably requested by Escrow Agent. All interest and other amounts earned on the Earnest Money shall constitute additional Earnest Money for all purposes in this Agreement.

Purchaser shall bear the risk of loss of the Earnest Money, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by Escrow Agent, its managers, officers, employees or agents.

2. Disbursement of Earnest Money.

(a)           Disbursement at Closing.  The Closing of the transaction described in the Purchase Agreement shall occur on the Closing Date for each Hotel, as more particularly described in the Purchase Agreement.  At each applicable Closing, Escrow Agent shall disburse a portion of the allocated Earnest Money, as set forth on Schedule 1 attached hereto, to Seller or to any other Person to whom Seller directs the Earnest Money to be disbursed by providing written notice to Escrow Agent.

(b)           Disbursement if Closing Not Consummated

(i)            If the Purchase Agreement is terminated or if Seller or Purchaser otherwise is entitled to receive the Earnest Money pursuant to the Purchase Agreement, either Seller or Purchaser (as the case may be) (the “Requesting Party”) may provide written notice to Escrow Agent that the Purchase Agreement has been terminated or that Seller or Purchaser (as the case may be) otherwise is entitled to receive the Earnest Money pursuant to the Purchase Agreement and that the Earnest Money is to be distributed in accordance with the instructions given in such notice (a “Disbursement Request”). Escrow Agent shall provide written notice (the “Receipt Notice”) to the other Party (the “Confirming Party”) of its receipt of such Disbursement Request (together with a copy of the Disbursement Request) no later than two (2) Business Days after its receipt of such Disbursement Request.)

(ii)           If the Confirming Party disputes that the Requesting Party is entitled to receive the Earnest Money, the Confirming Party shall provide written notice to Escrow Agent within ten (10) Business Days after its receipt of the Receipt Notice disputing that the Requesting Party is entitled to receive the Earnest Money (a “Dispute Notice”). If Escrow Agent has not received a Dispute Notice from the Confirming Party within such ten (10) Business Day period, the Confirming Party shall be deemed to have authorized the disbursement set forth in the Disbursement Request, and Escrow Agent shall disburse the Earnest Money pursuant to the instructions set forth in the Disbursement Request. If Escrow Agent receives a Dispute Notice within such ten (10) Business Day period, Escrow Agent shall retain the Earnest Money in the Escrow Account pending receipt of separate written direction from each Seller and Purchaser authorizing the disbursement of the Earnest Money to the same Person and confirmation of such disbursement by telephone as provided in this Section 2, or a final unappealable order of court with respect to distribution of the Earnest Money. Notwithstanding the foregoing, if Escrow Agent receives contrary written directions from Seller and Purchaser, Escrow Agent shall have the right to deposit the Earnest Money with any court of competent jurisdiction in New York, New York and interplead Seller and Purchaser. Upon depositing the Earnest Money and filing its complaint in interpleader, Escrow Agent shall be released from all liability under this Agreement regarding the Earnest Money, except as otherwise expressly provided in this Agreement.

3. Escrow Fees. All fees, costs and expenses of the Escrow Agent with respect to the escrow established pursuant to this Agreement are hereby waived by Escrow Agent.

4. Compliance with Court Orders. Seller and Purchaser hereby acknowledge that Escrow Agent may accept, obey and comply with any and all writs, orders, judgments or decrees issued or entered by any court with or without jurisdiction (a “Court Order”), in which case, notwithstanding anything to the contrary in this Agreement, Escrow Agent shall not be liable to Seller or Purchaser by reason of such acceptance, obedience or compliance, regardless of whether such Court Order is subsequently reversed, modified, annulled, set aside or vacated.

5. Release and Indemnification. Seller and Purchaser hereby release Escrow Agent and its officers, managers, employees and agents (each, an “Escrow Agent Party”), for any liability, damage, loss, cost or expense incurred by Seller or Purchaser to the extent resulting from (i) any action taken or not taken in good faith upon advice of Escrow Agent’s counsel given with respect to any questions relating to its obligations under this Agreement, or (ii) any action taken or not taken in reliance upon any document, including any written notice provided to Escrow Agent pursuant to this Agreement, as to the due execution and the validity and effectiveness of such document, and the truth and accuracy of any information contained therein, which such Escrow Agent Party in good faith believes to be genuine, to have been signed or presented by a duly authorized person or persons and to comply with the terms of the Purchase Agreement and this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party. Seller and Purchaser, jointly and severally, shall indemnify and hold harmless any Escrow Agent Party against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys fees and court costs, incurred by such Escrow Agent Party to the extent resulting from the performance by any Escrow Agent Party of Escrow Agent’s obligations under this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party.

6. Relationship of Parties. Seller and Purchaser acknowledge and agree that Escrow Agent is acting solely as a stakeholder at their request, and that Escrow Agent shall not be deemed to be the agent of either Seller or Purchaser.

7. Notices

(a) Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided by any Party to any other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) electronic mail (email) with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party to this Agreement at the following address or facsimile number (or to such other address or email address as the Parties may designate from time to time pursuant to Section 7(c)):

If to Seller:

Apple Hospitality REIT, Inc.
814 E. Main St.
Richmond, VA 23219
Attn: Justin Knight
Email address: jknight@applereit.com

With a copy to:

Apple Hospitality REIT, Inc.
814 E. Main St.
Richmond, VA 23219
Attn: Legal Dept.
Email address: dbuckley@applereit.com

If to Purchaser:

c/o MCR Development LLC
152 West 57th Street
46th Floor
New York, NY  10019
Attn:  Tyler Morse
Email address: tmorse@mcrdevelopmentllc.com

With a copy to:

Latham & Watkins LLP
330 N. Wabash, Suite 2800
Chicago, Illinois 60611
Attn: Gary E. Axelrod
Email address: gary.axelrod@lw.com

If to Escrow Agent:

Chicago Title Insurance Company
5501 LBJ Freeway, Ste. 200
Dallas, Texas 75240
Attn: Debby Moore
Email address: debby.moore@cttdallas.com

(b) Receipt of Notices. All Notices sent by any Party (or their respective counsel pursuant to Section 7(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or email address, and such recipient Party failed to provide the sending Party with its current address or email address pursuant to Section 7(c).

(c) Change of Address. The Parties (and the Persons to whom copies of Notices are to be delivered pursuant to Section 7(a)) shall have the right to change their respective address and/or email address for the purposes of this Section 7 by providing a Notice of such change in address and/or email address as required under this Section 7.

(d) Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Parties hereto.

8. Assignment. Neither Seller nor Purchaser shall assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of the other Party, except that Purchaser shall have the right to assign this Agreement to any permitted assignee under the Purchase Agreement; provided, however, that no such assignment shall relieve Purchaser from its obligations under this Agreement. Escrow Agent shall not, directly or indirectly, assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of Seller and Purchaser.

9. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns pursuant to Section 8. This Agreement shall not confer any rights or remedies upon any Person other than the Parties any their respective successors and permitted assigns pursuant to Section 8.

10. Conflict with Purchase Agreement. If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of this Agreement shall control.

11. Governing Law; Severability. This Agreement shall be governed by the laws of the State of New York. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

12. Jurisdiction; Venue. Any litigation or other court action regarding this Agreement shall be conducted in the New York State Supreme Court in New York County or the United States District Court for the Southern District of New York, in the State of New York, and each Party hereby submits to jurisdiction and consents to venue in such courts.

13. Waiver of Trial by Jury. Each Party hereby waives its right to a trial by jury in any action or proceeding by any Party against any other Party with respect to any matter arising from or in connection with this Agreement.

14. Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is undertaken by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be reimbursed or paid by the Party against whose interest the judgment or decision is rendered. This Section 14 shall survive the termination of this Agreement.

15. Recitals and Schedules. The recitals to this Agreement, and all schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

16. Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between or among the Parties on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

17. Electronic Mail; Counterparts. Any Party may deliver executed signature pages to this Agreement by electronic mail (email) to the other Party, which email copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

18. Termination of Prior Earnest Money Escrow Agreement. The Parties hereby acknowledge that the Earnest Money Escrow Agreement dated as of November 14, 2014 among the Parties is of no further force or effect.

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IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

Courtyard, Alexandria, LA:                                              SUNBELT-CAL, LLC,
An Alabama limited liability company

By:      Apple Nine Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:
Name:
Title:

Hilton Garden Inn, West Monroe, LA:                            APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:
Name:
Title:

Homewood Suites, Cincinnati, OH:                                 APPLE SEVEN HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:
Name:
Title:

Courtyard, Jackson, MS:                                                  APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:
Name:
Title:

Hampton Inn, Savannah, GA:                                            APPLE EIGHT HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:
Name:
Title:

Hampton Inn, Bowling Green, KY:                                  APPLE EIGHT HOSPITALITY OWNERSHIP,
a Virginia corporation

By:
Name:
Title:

Hampton Inn, Charlotte, NC:                                            APPLE EIGHT NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Eight NC GP, Inc.,
a Virginia corporation, its General Partner

By:
Name:
Title:

Courtyard, Brownsville, TX:                                            APPLE SEVEN HOSPITALITY TEXAS, L.P.,
a Virginia limited partnership

By:      Apple Seven Texas GP, Inc.,
a Virginia corporation, its General Partner

By:
Name:
Title:

Hampton Inn, Dunn, NC:                                                   APPLE EIGHT NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Eight NC GP, Inc.,
a Virginia corporation, its General Partner

By:
Name:
Title:

Hampton Inn Suites, Pueblo, CO:                                    APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:
Name:
Title:

Hampton Inn, Concord, NC:                                              APPLE EIGHT SPE CONCORD, INC.,
a Virginia corporation

By:
Name:
Title:

TownePlace Suites, Jacksonville, NC:                           APPLE NINE NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Nine NC GP, Inc.,
a Virginia corporation, its General Partner

By:
Name:
Title:

Hampton Inn, Troy, AL:                                                     Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation

By:
Name:
Title:

TownePlace Suites, San Antonio, TX:                            Apple Seven Hospitality Texas, L.P.,
a Virginia limited partnership

By:      Apple Seven Texas GP, Inc.,
a Virginia corporation, its General Partner

By:
Name:
Title:

TownePlace Suites, Huntsville, AL:                                Sunbelt-THA, L.L.C.,
An Alabama limited liability company

By:      Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:
Name:
Title:

Hampton Inn Suites, Tulsa, OK:                                      Apple Eight Hospitality Ownership, Inc.,
a Virginia corporation

By:
Name:
Title:

Courtyard, Troy, AL:                                                          SUNBELT-CTY, LLC,
An Alabama limited liability company

By:      Apple Nine Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:
Name:
Title:

TownePlace Suites, Columbus, GA:                                SUNBELT-TCG, L.L.C.,
An Alabama limited liability company

By:     Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:
Name:
Title:

Fairfield Inn & Suites, Rogers, AR:                               APPLE EIGHT HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:
Name:
Title:

PURCHASER:

MCR DEVELOPMENT LLC,
a Delaware limited liability company

By:
Name:
Title:

ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY,
a

By:
Name:
Title:

Schedule 1 to Earnest Money Escrow Agreement

Allocation of Earnest Money

Exhibit B

FORM OF MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of this ___ day of ____________________ (the “Effective Date”), by and between _________________________, a _________________________ (“Owner”), and ____________________________, a _________________________ (“Manager”). (Owner and Manager are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”).

WHEREAS, Owner, together with certain Affiliates of Owner, and ___________, a _________, an Affiliate of Manager, are parties to that certain Purchase and Sale Agreement dated as of ____________, 2014 (the “Purchase Agreement”), for the sale and purchase of the hotel facility located at _________________________, and commonly known as _________________________ (the “Hotel”). All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.

WHEREAS, Manager holds all required federal, state and local licenses for the purchase, service and sale of alcoholic beverages at the Hotel (the “Liquor Licenses”).

WHEREAS, Owner or its Affiliate has applied for a transfer of the Liquor Licenses held by Manager or the issuance of new Liquor Licenses, but as of the date of this Agreement, Owner or its Affiliate has not obtained such Liquor Licenses.

WHEREAS, Owner desires to appoint Manager to manage the purchase of alcoholic beverages and operate those portions of the Hotel on which alcoholic beverages are served and sold (the “Premises”) to ensure there is continuity in the operation of the Hotel.

WHEREAS, Manager desires to manage and operate the purchase, service and sale of alcoholic beverages at the Premises for the benefit of Owner, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Appointment of Manager. Owner hereby appoints Manager, on an exclusive basis, to act as its agent to purchase, serve and sell alcoholic beverages at the Premises, and for no other purpose whatsoever. Manager shall perform its obligations as set forth in this Agreement at the direction, instruction and control of Owner, except as otherwise expressly provided in this Agreement.

2. Term. This Agreement shall commence on the Effective Date and expire on the earlier to occur of the following (the “Term”):

(a) the date which is one hundred twenty (120) days after the date of this Agreement;

(b) the effective date of the approval of the transfer of the Liquor Licenses held by Manager, or issuance of a new Liquor Licenses by the appropriate Governmental Authority;

(c) the issuance of any ruling, decision or order by any court of competent jurisdiction or other Governmental Authority that (i) the Liquor Licenses held by Manager shall not be transferred or new Liquor Licenses shall not be issued (as the case may be), to Owner or any Affiliate, (ii) any Liquor Licenses are withdrawn, suspended or revoked, or (iii) this Agreement is prohibited under Applicable Law;

(d) the failure by Owner to cure any default within thirty (30) days after receipt of written notice from Manager, or if such default cannot be cured within thirty (30) days, the failure by Owner to commence to cure such default within such thirty (30) day period or diligently pursue such cure to completion; or

(e) any attempt by Owner or an Affiliate to assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Manager.

3. Management Fee. Manager shall keep and retain, as its management fees, all net profits from the operation of the Premises during the Term. Manager shall pay to Owner a facilities usage fee equal to five percent (5%) of the gross revenues derived from the operation of the Premises per month (prorated for each partial month), payable in arrears on the fifteenth (15th) day of each month with respect to the previous month; provided, however, that such usage fee shall not exceed the net profits from the operation of the Premises for the applicable month.

4. Purchase of Alcoholic Beverages. All alcoholic beverages to be purchased for service or sale at the Hotel shall be purchased from distributors and other suppliers by or in the name of Manager, unless Owner is permitted to purchase such alcoholic beverages under Applicable Law. Owner shall provide sufficient funds to Manager so that Manager may purchase such alcoholic beverages, the amount to be funded by Owner to be equal to the purchase price of such alcoholic beverages, and all other amounts incurred or reasonably projected to be incurred by Manager in connection with such purchase.

5. Employees. All Persons involved in the purchase, service and sale of alcoholic beverages at the Premises shall be employees of Owner or an Affiliate, and Owner shall be responsible for the payment of all salaries, wages, employment taxes and all other employee benefits for such employees. All such employees shall be under the supervision of the general manager of the Hotel who shall be an employee of Owner.

6. Equipment at the Premises. All equipment, facilities and personal property necessary for the purchase, service and sale of alcoholic beverages at the Hotel, including, without limitation, glassware, dishwashing equipment, dispensing equipment, barware, pouring devices, storage areas and facilities and cash registers shall be leased or owned, maintained and insured by Owner.

7. Alterations. Manager shall not make any alterations, additions or improvements to any portion of the Premises, without the prior written consent of Owner, which consent may be withheld by Owner in its sole discretion. Upon expiration or termination of this Agreement, Manager shall relinquish its possession of the Premises and shall deliver to Owner all of Owner’s keys and other property of Owner in Manager’s possession.

8. Compliance with Law. Manager shall comply with all Applicable Laws in connection with its management and operation of the Premises.  Notwithstanding anything to the contrary in this Agreement, Manager shall have no obligation to perform any of its obligations under this Agreement during any period to the extent the performance of such obligations is (i) prohibited under Applicable Law, or (ii) prohibited, suspended or enjoined by any court of competent jurisdiction or other Governmental Authority, unless such prohibition, suspension or injunction shall have been stayed pending appeal.

9. Transfer or Issuance of Liquor Licenses. Subject to the other terms of this Agreement, Manager shall not relinquish any Liquor License (other than as required by any Governmental Authority), or take or fail to take any action which would cause a suspension, revocation or termination of such Liquor Licenses, and, at Owner’s cost and expense, shall renew, extend, reapply for or otherwise continue any such Liquor Licenses, as necessary to keep such Liquor Licenses in full force and effect until the expiration of the Term. Owner, at its cost and expense, shall diligently pursue a transfer of the Liquor Licenses or the issuance of new Liquor Licenses as promptly as reasonably practicable. Manager shall cooperate in all reasonable respects with Owner (at no cost or expense to Manager, other than any de minimis cost or expense or any cost of expense which Owner agrees in writing to reimburse) for Owner to obtain a transfer of the Liquor Licenses or the issuance of new Liquor Licenses.

10. Insurance. Owner shall obtain and maintain in force and effect at all times during the Term: [(a) commercial general liability insurance coverage in the amount of at least $____________, (b) dram shop insurance coverage in the amount of at least $__________], (c) completed products insurance, (d) workmen’s compensation insurance, and (e) such other insurance coverages as are required by Manager or any Governmental Authority from time to time. All such insurance policies shall be on an “occurrence” basis and maintained with insurance companies acceptable to Manager and shall name Manager and any other Person designated by Manager as an additional insured. Owner shall deliver to Manager a certificate of insurance which shall provide that such insurance may not be canceled or modified without thirty (30) days prior notice to Manager. This Section 10 shall survive the expiration or termination of this Agreement.

11. Release and Indemnification.

Owner hereby releases Manager, Seller and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing (the “Manager Indemnitees”), for any liability, damage, loss, cost or expense incurred by Owner or any Affiliates or any of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees or agents, or the successors, assigns, heirs or legal representatives of any of the foregoing, except to the extent resulting from the gross negligence or intentional misconduct by Manager. Owner shall indemnify and hold harmless the Manager Indemnitees against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys fees and court costs, incurred by any such Manager Indemnitees arising from, relating to or in connection with this Agreement, except to the extent resulting from the gross negligence or intentional misconduct of Manager.

12. Waiver of Default. No waiver by Owner or Manager of any default or breach by the other Party of any term or provision of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term or provision of this Agreement.

13. Notices. All notices, demands and other communications from any Party to the other Party shall be in writing and delivered in accordance with the Purchase Agreement.

14. Assignment. Owner and Manager shall not assign any of their rights, or delegate any of their obligations, in this Agreement, without the prior written consent of the other Party.

15. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Owner and Manager, and their respective successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and the Manager Indemnitees, and their respective successors and permitted assigns pursuant to Section 15.

16. Conflict with Purchase Agreement. If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of this Agreement shall control.

17. Governing Law; Severability. This Agreement shall be governed by the law of the jurisdiction in which the Liquor Licenses are issued. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

18. Jurisdiction; Venue. Any litigation or other court action regarding this Agreement shall be conducted in the New York State Supreme Court in New York County or the United States District Court for the Southern District of New York, in the State of New York, and Owner and Manager each hereby submits to jurisdiction and consents to venue in such courts.

19. Waiver of Trial by Jury. Owner and Manager each hereby waives its right to a trial by jury in any action or proceeding by any Party against any other Party with respect to any matter arising from or in connection with this Agreement.

20. Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is undertaken by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be reimbursed or paid by the

Party against whose interest the judgment or decision is rendered. This Section 20 shall survive the termination of this Agreement and the Closing.

21. Recitals.  The recitals to this Agreement are incorporated herein by such reference and made a part of this Agreement.

22. Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between Owner and Manager on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by the Parties.

23. Electronic Mail; Counterparts. Owner and Manager may deliver executed signature pages to this Agreement by electronic mail (email) to the other Party, which email copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

[Remainder of page intentionally left blank;
Signatures on following pages]

IN WITNESS WHEREOF, Owner and Manager have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

OWNER:

                                                                                                ,
a

By:
Name:
Title:

MANAGER:

                                                                                                ,
a

By:
Name:
Title:

Exhibit C

FORM OF SELLER CLOSING CERTIFICATE

THIS SELLER CLOSING CERTIFICATE (this “Certificate”) is made by ______________, a ______________ (“Seller”), and delivered to ________ (“Purchaser”), pursuant to that certain Purchase and Sale Agreement dated as of _______________, 2014 (the “Agreement”), between Seller (and certain of its Affiliates) and Purchaser.  All initial capitalized terms used, but not defined, in this Certificate shall have the meaning set forth in the Agreement.

Seller hereby states and certifies to Purchaser that:

1. Attached hereto as Exhibit A is a true and complete copy of the authorizing resolutions for Seller, which resolutions authorize Seller’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption, and are in full force and effect as of the date of this Certificate.

2. The representations and warranties of Seller under the Agreement (as the same may have been amended or supplemented by Seller pursuant to the Agreement) are true and correct as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made); provided, however, that with respect to any such representation or warranty which is qualified by a materiality provision, such representation or warranty shall be true and correct (as so qualified by such materiality provision) as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made).

3. Seller has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

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Signatures on following pages]

C-1

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this ___ day of _______________.

SELLER:

                                                                                                 ,
a

By:
Name:
Title:

C-2

Exhibit D

FORM OF SPECIAL WARRANTY DEED

[Form of special warranty deed for each state to be attached]

D-1

Exhibit E

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is dated as of ____________________ (the “Effective Date”), from ______________, a ______________ (“Seller”), to ________, a ____________(“Purchaser”).

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of _______________, 2014 (the “Agreement”), pursuant to which Seller has agreed to sell, assign, transfer and convey to Purchaser, that certain hotel located at ______________________________, and commonly known as the ________________________ (the “Hotel”), including all FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties, Bookings, Causes of Action, general intangibles and goodwill and Miscellaneous Assets, but expressly excluding the Excluded Property (collectively, the “Personal Property”), as provided in the Agreement.  All initial capitalized terms used, but not defined, in this Bill of Sale shall have the meaning set forth in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Seller hereby sells, assigns, transfers and conveys to Purchaser all of its right, title and interest in and to all of the Personal Property, and Purchaser hereby purchases and accepts all of Seller’s right, title and interest in and to all of the Personal Property, as of the Effective Date, on the terms set forth in this Bill of Sale.

2. EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE PERSONAL PROPERTY IS HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO PURCHASER ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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E-1

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

                                                                                                 ,
a

By:
Name:
Title:

Acknowledged and agreed:

PURCHASER:

                                                                                                 ,
a

By:
Name:
Title:

E-2

Exhibit F

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES
CONTRACTS, LICENSES AND PERMITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS, LICENSES AND PERMITS (this “Agreement”) is made as of this _____ day of ____________________ (the “Effective Date”), by and between ____________________, a ____________________ (“Assignor”), and ____________________, a ____________________ (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of __________________, 2014 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, that certain hotel located at _________________________, and commonly known as the _________________________ (the “Hotel”).

WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Tenant Leases, Contracts, Licenses and Permits, except to the extent any of the foregoing are not transferable to Assignee without consent which consent has not been obtained (collectively, the “Assigned Documents”), and the deposits thereunder to the extent the same are transferable (the “Deposits”), as provided in the Purchase Agreement. All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment by Assignor. Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Assigned Documents and Deposits. Assignor shall remain liable for all Retained Liabilities with respect to the Assigned Documents.

2. Acceptance and Assumption by Assignee. Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Documents and Deposits. Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned Documents from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Assigned Documents.

3. Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns. This Agreement shall not confer any rights or remedies upon any Person other than the Assignor, Assignee and Indemnitees as expressly provided under the Purchase Agreement.

4. Entire Agreement; Amendments to Agreement. This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

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Signatures on following pages]

 IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:

                                                                                                 ,
a

By:
Name:
Title:

ASSIGNEE:

                                                                                                 ,
a

By:
Name:
Title:

Exhibit G

FORM OF PURCHASER CLOSING CERTIFICATE

THIS PURCHASER CLOSING CERTIFICATE (this “Certificate”) is made by ___________________, a ___________________ (“Purchaser”) and delivered to _______________, a ______________ (“Seller”) pursuant to that certain Purchase and Sale Agreement dated as of _______________, 2014 (the “Agreement”), between Seller and Purchaser and certain of their respective Affiliates. (All initial capitalized terms used, but not defined in this Certificate shall have the meaning set forth in the Agreement.)

Purchaser hereby states and certifies to Seller that:

1. Attached hereto as Exhibit A is a true and complete copy of the authorizing resolutions for Purchaser, which resolutions authorize Purchaser’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption, and are in full force and effect as of the date of this Certificate.

2. The representations and warranties of Purchaser under the Agreement are true and correct in all material respects as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made).

3. Purchaser has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

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Signatures on following pages]

G-1

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this ___ day of _______________.

PURCHASER:

                                                                        ,
a

By:
Name:
Title:

G-2

Exhibit H

FORM OF HOLDBACK ESCROW AGREEMENT

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of ________________, 2015 (the “Effective Date”), by and among _____________, a ______________ (“Seller”), ___________________, a _______________________ (“Purchaser”), and [CHICAGO TITLE INSURANCE COMPANY], (“Escrow Agent”). Seller, Purchaser and Escrow Agent are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of ___________, 2014 (the “Purchase Agreement”), for the sale and purchase of (i) the Property (as defined in the Purchase Agreement). All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.

WHEREAS, Seller is required to deposit certain monies into escrow with Escrow Agent to be held as security for purposes of securing Seller’s indemnification obligations with respect to the Property owned by it under the Purchase Agreement.

WHEREAS, Escrow Agent is willing to hold such monies in escrow, and invest and disburse the same, on the terms set forth in this Agreement

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Deposit and Investment of Holdback Amount

(a) Deposit and Acceptance of Holdback Amount. By its execution and delivery of this Agreement to Seller and Purchaser, Escrow Agent hereby acknowledges that it has received from Seller the amount of [________] and 00/100 Dollars ($[_____]) (the “Holdback Amount”).

(b) Escrow Account. Escrow Agent shall hold the Holdback Amount in a separate escrow account identified as account no. __________ (the “Escrow Account”) for the benefit of Seller and Purchaser pursuant to this Agreement, and shall not commingle the Holdback Amount with any other third-party deposits or its own funds.

(c) Investment of Holdback Amount. The Holdback Amount shall be invested in any investment selected by Seller and approved by Purchaser in writing, which approval may be withheld in Purchaser’s sole discretion; provided, however, that Escrow Agent shall not be obligated to invest the Holdback Amount or any portion thereof pursuant to this Section 1(c) until (i) Seller provides its federal tax identification number to Escrow Agent, and (ii) Seller and Purchaser execute and deliver to Escrow Agent any investment forms or direction letters reasonably requested by Escrow Agent. All interest and other amounts earned on the Holdback

Amount shall accrue for the benefit of Seller. Seller shall bear the risk of loss of the Holdback Amount, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by Escrow Agent, its managers, officers, employees or agents.

2. Disbursement of the Holdback Amount.

(a) If Seller or Purchaser otherwise is entitled to receive the Holdback Amount pursuant to the Purchase Agreement, either Seller or Purchaser (as the case may be) (the “Requesting Party”) may provide written notice to Escrow Agent that Seller or Purchaser (as the case may be) is entitled to receive the Holdback Amount or such portion thereof pursuant to the Purchase Agreement and that the Holdback Amount or such portion thereof is to be distributed in accordance with the instructions given in such notice (a “Disbursement Request”). Escrow Agent shall provide written notice (the “Receipt Notice”) to the other Party (the “Confirming Party”) of its receipt of such Disbursement Request (together with a copy of the Disbursement Request) no later than two (2) Business Days after its receipt of such Disbursement Request.

(b) If the Confirming Party disputes that the Requesting Party is entitled to receive the Holdback Amount or such portion thereof, the Confirming Party shall provide written notice to Escrow Agent within ten (10) Business Days after its receipt of the Receipt Notice disputing that the Requesting Party is entitled to receive the Holdback Amount or such portion thereof (a “Dispute Notice”). If Escrow Agent has not received a Dispute Notice from the Confirming Party within such ten (10) Business Day period, the Confirming Party shall be deemed to have authorized the disbursement set forth in the Disbursement Request, and Escrow Agent shall have the right to disburse the Holdback Amount pursuant to the instructions set forth in the Disbursement Request. If Escrow Agent receives a Dispute Notice within such ten (10) Business Day period, Escrow Agent shall retain the Holdback Amount in the Escrow Account pending receipt of separate written direction from each Seller and Purchaser authorizing the disbursement of the Holdback Amount or such portion thereof to the same Person, or a final unappealable order of court with respect to distribution of the Holdback Amount or such portion thereof. Notwithstanding the foregoing, if Escrow Agent receives contrary written directions from Seller and Purchaser or no written directions within three (3) years after the Effective Date, Escrow Agent shall have the right to deposit the Holdback Amount with any court of competent jurisdiction in New York, New York and interplead Seller and Purchaser. Upon depositing the Holdback Amount and filing its complaint in interpleader, Escrow Agent shall be released from all liability under this Agreement regarding the Holdback Amount, except as otherwise expressly provided in this Agreement.

3. Escrow Fees. All fees, costs and expenses of the Escrow Agent with respect to the escrow established pursuant to this Agreement are hereby waived by Escrow Agent.

4. Compliance with Court Orders. Seller and Purchaser hereby acknowledge that Escrow Agent may accept, obey and comply with any and all writs, orders, judgments or decrees issued or entered by any court with or without jurisdiction (a “Court Order”), in which case, notwithstanding anything to the contrary in this Agreement, Escrow Agent shall not be liable to Seller or Purchaser by reason of such acceptance, obedience or compliance, regardless of whether such Court Order is subsequently reversed, modified, annulled, set aside or vacated.

5. Release and Indemnification. Seller and Purchaser hereby release Escrow Agent and its officers, managers, employees and agents (each, an “Escrow Agent Party”), for any liability, damage, loss, cost or expense incurred by Seller or Purchaser to the extent resulting from (i) any action taken or not taken in good faith upon advice of Escrow Agent’s counsel given with respect to any questions relating to its obligations under this Agreement, or (ii) any action taken or not taken in reliance upon any document, including any written notice provided to Escrow Agent pursuant to this Agreement, as to the due execution and the validity and effectiveness of such document, and the truth and accuracy of any information contained therein, which such Escrow Agent Party in good faith believes to be genuine, to have been signed or presented by a duly authorized person or persons and to comply with the terms of the Purchase Agreement and this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party. Seller and Purchaser, jointly and severally, shall indemnify and hold harmless any Escrow Agent Party against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys fees and court costs, incurred by such Escrow Agent Party to the extent resulting from the performance by any Escrow Agent Party of Escrow Agent’s obligations under this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party.

6. Relationship of Parties. Seller and Purchaser acknowledge and agree that Escrow Agent is acting solely as a stakeholder at their request, and that Escrow Agent shall not be deemed to be the agent of either Seller or Purchaser.

7. Notices

(a) Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided by any Party to any other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) electronic mail (email) with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party to this Agreement at the following address or facsimile number (or to such other address or email address as the Parties may designate from time to time pursuant to Section 7(c)):

If to Seller:

Apple Hospitality REIT, Inc.
814 E. Main St.
Richmond, VA 23219
Attn: Justin Knight
Email address: jknight@applereit.com

With a copy to:

Apple Hospitality REIT, Inc.
814 E. Main St.
Richmond, VA 23219
Attn: Legal Dept.
Email address: dbuckley@applereit.com

If to Purchaser:

c/o MCR Development LLC
152 West 57th Street
46th Floor
New York, NY  10019
Attn:  Tyler Morse
Email address: tmorse@mcrdevelopmentllc.com

With a copy to:

Latham & Watkins LLP
330 N. Wabash, Suite 2800
Chicago, Illinois 60611
Attn: Gary E. Axelrod
Email address: gary.axelrod@lw.com

If to Escrow Agent:

[Chicago Title Insurance Company
5501 LBJ Freeway, Ste. 200
Dallas, Texas 75240
Attn: Debby Moore
Email address: debby.moore@cttdallas.com

(b) Receipt of Notices. All Notices sent by any Party (or their respective counsel pursuant to Section 7(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or email address, and such recipient Party failed to provide the sending Party with its current address or email address pursuant to Section 7(c).

(c) Change of Address. The Parties (and the Persons to whom copies of Notices are to be delivered pursuant to Section 7(a)) shall have the right to change their respective address and/or email address for the purposes of this Section 7 by providing a Notice of such change in address and/or email address as required under this Section 7.

(d) Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Parties hereto.

8. Assignment. Neither Seller nor Purchaser shall assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of the other Party, except that Purchaser shall have the right to assign this Agreement to any permitted assignee under the Purchase Agreement.  Escrow Agent shall not, directly or indirectly, assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of Seller and Purchaser.

9. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns pursuant to Section 8. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns pursuant to Section 8.

10. Conflict with Purchase Agreement. If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of this Agreement shall control.

11. Governing Law; Severability. This Agreement shall be governed by the laws of the State of New York. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

12. Jurisdiction; Venue. Any litigation or other court action regarding this Agreement shall be conducted in the New York State Supreme Court in New York County or the United States District Court for the Southern District of New York, in the State of New York, and each Party hereby submits to jurisdiction and consents to venue in such courts.

13. Waiver of Trial by Jury. Each Party hereby waives its right to a trial by jury in any action or proceeding by any Party against any other Party with respect to any matter arising from or in connection with this Agreement.

14. Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is undertaken by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be reimbursed or paid by the Party against whose interest the judgment or decision is rendered. This Section 14 shall survive the termination of this Agreement.

15. Recitals. The recitals to this Agreement are incorporated herein by such reference and made a part of this Agreement.

16. Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between or among the Parties on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

17. Electronic Mail; Counterparts. A Party may deliver executed signature pages to this Agreement by electronic mail (email) to the other Party, which email copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

[Remainder of page intentionally left blank;
Signatures on following pages]

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

Courtyard, Alexandria, [__]:                                    SUNBELT-CAL, LLC,
a [____] limited liability company

By:

  Hilton Garden Inn, West Monroe, [__]:               APPLE NINE HOSPITALITY OWNERSHIP, INC.,
a [_____] corporation

By:

Homewood Suites, Cincinnati, OH:                         APPLE SEVEN HOSPITALITY OWNERSHIP, INC.,
a [_______] corporation

By:

Courtyard, Jackson, [___]:                                       APPLE NINE HOSPITALITY OWNERSHIP, INC.,
a [_______] corporation

By:

Hampton Inn, Savannah, [___]:	APPLE EIGHT HOSPITALITY OWNERSHIP, INC.,
a [_______] corporation

By:

Hampton Inn, Bowling Green, [___]:                      APPLE EIGHT HOSPITALITY OWNERSHIP, INC.,
a [_______] corporation

By:

Hampton Inn, Charlotte, [___]:                                APPLE EIGHT NORTH CAROLINA, L.P.,
a [______] limited partnership

By:

Courtyard, Brownsville, [____]:                              APPLE SEVEN HOSPITALITY TEXAS, L.P.,
a [______] limited partnership

By:

Hampton Inn, Dunn, [____]:                                      APPLE EIGHT NORTH CAROLINA, L.P.,
a [______] limited partnership

By:

Hampton Inn Suites, Pueblo, [____]:                      APPLE NINE HOSPITALITY OWNERSHIP, INC.,
a [_______] corporation

By:

Hampton Inn, Concord, [____]:	APPLE EIGHT SPE CONCORD, INC.,
a [_______] corporation

By:

TownePlace Suites, Jacksonville, [___]:               APPLE NINE NORTH CAROLINA, L.P.,
a [______] limited partnership

By:

Hampton Inn, Troy, [____]:                                      APPLE SEVEN HOSPITALITY OWNERSHIP, INC.,
a [_______] corporation

By:

TownePlace Suites, San Antonio, [___]:                APPLE SEVEN HOSPITALITY TEXAS, L.P.,
a [______] limited partnership

By:

TownePlace Suites, Huntsville, [____]:                 SUNBELT-THA, L.L.C.,
a [______] limited liability company

By:

Hampton Inn Suites, Tulsa, [____]:                        APPLE EIGHT HOSPITALITY OWNERSHIP, INC.,
a [_______] corporation

By:

Courtyard, Troy, [___]:                                             SUNBELT-CTY, LLC,
a [______] limited liability company

By:

TownePlace Suites, Columbus, [___]:                    SUNBELT-TCG, L.L.C.,
an Alabama limited liability company

By:

Fairfield Inn & Suites, Rogers, [____]:                 APPLE EIGHT HOSPITALITY OWNERSHIP, INC.,
a [______] corporation

By:

PURCHASER:

[MCR DEVELOPMENT LLC] ,
a [Delaware limited liability company]

By:
Name:
Title:

ESCROW AGENT:
[CHICAGO TITLE INSURANCE COMPANY],
a

By:
Name:
Title:

Exhibit I1

FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (this “Assignment”) is made and entered into as of [ ˜ ], 2015 (the “Effective Date”), by and between [SUNBELT-TCG, LLC, an Alabama limited liability company] (“Assignor”), and ________________, a _______________ (“Assignee”, Assignor and Assignee are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”), with reference to the following:

WHEREAS, Assignor is the last and current assignee/successor ground tenant of that certain real property located in the City of Columbus, County of Muscogee, State of Georgia, as more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”), pursuant to that certain ground lease described on Schedule I attached hereto and made a part hereof, as the same may have been amended from time to time (the “Ground Lease”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of __________________, 2014 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, and Assignee desires to acquire, all of Assignor’s estate, right, title and interest in and to the Ground Lease. All initial capitalized terms used, but not defined, in this Assignment shall have the meaning set forth in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignment by Assignor. Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Ground Lease. Assignor shall remain liable for all Retained Liabilities with respect to the Assigned Documents.

2.           Acceptance and Assumption.  Assignee hereby accepts the assignment, transfer and conveyance of the Ground Lease. Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Ground Lease from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Ground Lease.

3.           Successors and Assigns. Third-Party Beneficiaries. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns. This Assignment shall not confer any rights or remedies upon any Person other than the Assignor, Assignee and Indemnitees as expressly provided under the Purchase Agreement.

4           Entire Agreement; Amendments. This Assignment (including the recitals to this Assignment which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and

1 Please note that this form may need to be revised upon review of the ground leases and to determine whether this needs to be in recordable form.

understandings (written or oral) between Assignor and Assignee on or prior to the date of this Assignment with respect to the matters set forth herein. No amendment or modification to any terms of this Assignment, waiver of any covenant, obligation, breach or default under this Assignment or termination of this Assignment (other than as expressly provided in this Assignment), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

5.           Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

6.           Further Assurances.  Each of Assignor and Assignee agrees to execute such other documents and perform such other acts as may be necessary or desirable to effectuate the intent of this Assignment.

[Signatures on following page]

Dated this ___ day of _____________, 2015.

ASSIGNOR:

[SUNBELT-TCG, LLC,
an Alabama limited liability company]

By:                  ___________________________
Name:             ___________________________
Title:               ___________________________

[STATE SPECIFIC NOTARY ACKNOWLEDGMENT TO FOLLOW]

 [Signature pages continue on next page]

ASSIGNEE:

______________________,
a _____________________

By:                  ___________________________
Name:             ___________________________
Title:               ___________________________

EXHIBIT A

Legal Description

SCHEDULE I

Ground Lease

A.
That certain Ground Sublease, dated as of January 26, 2007 by and between Columbus Property, LLC, a Tennessee limited liability company, as landlord, and Sunbelt-TCG, LLC, an Alabama limited liability company, as tenant, as evidenced by that certain Memorandum of Lease dated January 26, 2007, recorded on May 15, 2007 at Book 8931, Page 189 with the Clerk of the Superior Court of Muscogee County, Georgia.

Exhibit J

FORM OF LANDLORD ESTOPPEL CERTIFICATE

This LANDLORD ESTOPPEL CERTIFICATE (the “Certificate”) is delivered as of [˜], 2014 (the “Effective Date”), by Columbus Property, LLC, a Tennessee limited liability company, whose address is 3310 West End Avenue, Suite 490, Nashville Tennessee 37203
(“Landlord”), based on these facts:

A.           WHEREAS, Landlord owns a leasehold interest in the real property described in Exhibit A (the “Leased Premises”) pursuant to the “Master Lease” described in the “Lease” referenced below and has leased the Leased Premises to Sunbelt-TCG, L.L.C., an Alabama limited liability company, whose address is P.O. Box 5566, Dothan, Alabama 36302 (“Tenant”), by that certain Ground Sublease dated as of January 26, 2007 (the “Lease”), between Landlord and Tenant. All section references in this Certificate refer to sections of the Lease;

B.           WHEREAS, a Memorandum of the Lease, dated January 26, 2007, was recorded in the land records of the County of Muscogee, State of Georgia, on May 15, 2007, at Book 8931, Page 189; and

C.           WHEREAS, Landlord has been advised of the following transactions which affect the Lease and the Leased Premises (collectively the “Transaction”): (i) Tenant, together with certain of its affiliates (collectively “Sellers”), has entered into a Purchase and Sale Agreement dated as of November 11, 2014 (the “Purchase Agreement”), with MCR Development LLC, a Delaware limited liability company (“MCR”), pursuant to which Sellers have agreed to convey and assign the Tenant’s right, title and interest in the Lease and the Leased Premises to MCR’s designee, [˜], a Delaware limited liability company (“Buyer”), whose address is 152 West 57th Street, 46th Floor, New York, NY 10019, Attn: Tyler Morse, and (ii) Buyer will sublease the Leased Premises and lease the improvements thereon to [˜], a Delaware limited liability company (“Buyer”), whose address is 152 West 57th Street, 46th Floor, New York, NY 10019, Attn: Tyler Morse (“Subtenant”).

NOW, THEREFORE, Landlord certifies and acknowledges as follows, all as of the
Effective Date:

1.           Status of Landlord. Landlord: (a) is landlord under the Lease and (b) has not conveyed, mortgaged, or assigned the Leased Premises or Landlord’s interest in the Lease except as stated below:

[description of any mortgage]

2.           Prior Assignments by Tenant. Tenant is tenant under the Lease. Landlord has received written notice that Tenant assigned its interest in the Lease to the Development Authority of Columbus on September 24, 2007.

3.           Full Force and Effect. The Lease: (a) is a valid, binding and enforceable obligation of Landlord and is in full force and effect; (b) has not been amended, cancelled, supplemented, surrendered, or terminated except as this Certificate states; and (c) contains the entire agreement between Landlord and Tenant (and any parties related to either of them) about the Leased Premises and the Lease.

4.           No Tenant Default. Tenant is not in default under the Lease, and to Landlord’s knowledge no event has occurred that, with passage of time or giving of notice or both, would constitute such a default. Landlord has given Tenant no notice of any uncured default. There are no legal proceedings pending (or threatened) against Tenant by Landlord.

5.           No Termination. Landlord has no present right to terminate the Lease. Landlord has neither given nor received any notice of termination of the Lease.

6.           Payments; Security Deposit. Tenant is current in payment of all rent and other sums payable to Landlord pursuant to the Lease. Landlord holds no security deposit, prepaid rent, or other funds of any kind for the Lease.

7.           No Defenses. Landlord has no defense, offset, claim, counterclaim, or right of recoupment against its obligations under the Lease before the Effective Date.

8.           No Consent or Payment. Landlord does not have the right to consent to or approve the Transaction, and no payment or other consideration is due to Landlord on account of the Transaction. This Certificate constitutes, pursuant to Section 16 of the Lease, notice to
Landlord with respect to the Transaction.

9.           Dates. The “Rental Commencement Date” of the Lease was May 25, 2007. The
Lease will expire in twenty-five years (i.e. 2032) unless Tenant exercises its renewal options contained in the Lease, which could extend the Lease term to September 30, 2058, the expiration date of the term of the Master Lease, unless sooner terminated or extended as provided in the
Lease.

10.           Basic Annual Rent. The current basic annual rent under the Lease is $_________ per year. The basic annual rent will next be adjusted effective as of _____________ to $__________.

11.           Approvals. Landlord previously approved Tenant’s building site, civil and grading plans and elevations as Section 11 of the Lease contemplates.

12.           Options. Tenant has no option to purchase the Leased Premises. Tenant has options to renew the term of the Lease pursuant to Section 4(b) of the Lease, which options are automatically exercised unless Tenant notifies Landlord otherwise; Tenant has not notified
Landlord with respect to the renewal options.

13.           No Landlord Default. Landlord is not in default under the Lease. Landlord has not received from Tenant any notice of default under the Lease that has not been cured.

14.           Copy of Lease. Attached as Exhibit B is a true and complete copy of the Lease.

15.           Address. Landlord’s current correct address for notices is as written above.

16.           Due Authorization, Execution and Delivery. Landlord is duly authorized to execute, and has duly executed and delivered, this Certificate. No consent by any court, agency, bureau, or other third party, governmental or nongovernmental (except any such consents that have been obtained), is required for Landlord to execute and deliver this Certificate.

This Certificate is made and delivered as of the Effective Date. This Certificate may be relied upon by Tenant, Buyer, any lender providing financing secured in whole or in part by Buyer’s interest in the Lease or the Leased Premises, and their respective successors and assigns. This Certificate binds Landlord and its legal representatives, successors, and assigns.

“LANDLORD”

COLUMBUS PROPERTY, LLC

By:____________________________________
    Its:___________________________________

Attachment:
Exhibit A = Legal Description
Exhibit B = Copy of Lease